UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549
                    ____________________

                          FORM 8-K

                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange
                         Act of 1934

      Date of Report (Date of earliest event reported):
            January 18, 2005 (January 12, 2005)
                     ___________________

                    TORCH OFFSHORE, INC.
   (Exact Name of Registrant as Specified in its Charter)

                         000-32855
                  (Commission File Number)

         Delaware                         74-2982117
(State or Other Jurisdiction            (IRS Employer
    of Incorporation)                 Identification No.)

   401 Whitney Avenue, Suite 400
         Gretna, Louisiana                 70056-2596
(Address of Principal Executive Offices)   (Zip Code)

      Registrant's Telephone Number, Including Area Code:
                       (504) 367-7030
                     ___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [  ] Pre-commencement communications pursuant to Rule
          14d-2(b) under the Exchange Act (17 CFR
          240.14d-2(b))

     [  ] Pre-commencement communications pursuant to Rule
          13e-4(c) under the Exchange Act (17 CFR
          240.13e-4(c)


Item 1.01 Entry into a Material Definitive Agreement.

On January 12, 2005, Torch Offshore, Inc. (the "Company"), and its wholly-owned subsidiaries, Torch Offshore, L.L.C.
and Torch Express, L.L.C., each debtors-in-possession under Chapter 11 of the U.S. Bankruptcy Code, entered into an agreement with Regions Bank and Export Development Canada
("EDC") (collectively, the "Lenders") for debtor-in-possession financing (the "DIP Facility").

The DIP Facility provides a $6.9 million revolving credit facility and a $2.0 million discretionary letter of credit facility to fund the Company's working capital requirements and other corporate purposes during the Company's Chapter 11 proceedings. The credit facilities are equally shared between Regions Bank and EDC. The interest rate on the DIP Facility is the prime rate plus 4.00% per annum.

The DIP Facility requires the Company to meet certain obligations, including the delivery of a weekly written report with respect to the cash flow forecast compared to actual results, quarterly and annual financial statements, and certificates of compliance on a quarterly and annual basis. The Company is also subject to limitations on paying indebtedness, creating liens against their property, and the weekly actual borrowing base test (as defined) cannot vary by more than 5% (in the negative) from the Company's forecasted borrowing base test (as defined).

Amounts owed by the Company under the DIP Facility may be accelerated following certain events of default, including, but not limited to: failure of the Company to make principal or interest payments under the DIP Facility; breaches of certain covenants, representations and warranties set forth in the DIP Facility; the conversion of the Company's Chapter 11 case to a Chapter 7 case under the U.S. Bankruptcy Code or the appointment of a trustee pursuant to Chapter 7 or Chapter 11 of the U.S. Bankruptcy Code; default under any post-petition indebtedness; failure of the U.S. Bankruptcy Court to approve a Final Order before January 31, 2005; and a material adverse effect impacting the business or property of the Company and its wholly-owned subsidiaries, taken as a whole.

The DIP Facility has received interim approval (the "Interim Order") from the U.S. Bankruptcy Court for the Eastern District of Louisiana. Pursuant to the terms of the DIP Facility, the Company will have access to the interim funding through April 1, 2005, subject to a budget and other restrictions. In addition, the DIP Facility and Interim Order permit the use of cash collateral (defined as cash plus cash receipts on receivables) by the Company.

A copy of the Debtor-in-Possession Credit Agreement is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an
          Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report regarding the DIP Facility is incorporated into this Item
2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

     (c)  Exhibits.

Exhibit Number                Description
--------------                -----------
    10.1 Debtor-in-Possession Credit Agreement dated January 12, 2005 by and among Torch Offshore, Inc., Torch Offshore, L.L.C. and Torch Express, L.L.C. and the Undersigned Lenders, including Regions Bank as Agent for the Lenders.

                          SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TORCH OFFSHORE, INC.

                              By: /s/ ROBERT E. FULTON
Date: January 18, 2005        -------------------------
                              Robert E. Fulton
                              Chief Financial Officer


                        EXHIBIT INDEX

Exhibit Number                Description
--------------                -----------
    10.1 Debtor-in-Possession Credit Agreement dated January 12, 2005 by and among Torch Offshore, Inc., Torch Offshore, L.L.C. and Torch Express, L.L.C. and the Undersigned Lenders, including Regions Bank as Agent for the Lenders.

                                                Exhibit 10.1

            DEBTOR-IN-POSSESSION CREDIT AGREEMENT

       THIS DEBTOR-IN-POSSESSION CREDIT AGREEMENT (this "Agreement") is effective the 12th day of January, 2005 (the "Effective Date"), and is made and entered into by and among TORCH OFFSHORE, INC., a Delaware corporation ("Borrower"), TORCH OFFSHORE, LLC ("TOLLC") and TORCH EXPRESS, LLC ("TELLC" and, together with TOLLC, the "Guarantors"), each debtors-in-possession in cases pending under chapter 11 of the Bankruptcy Code (defined below), the undersigned Lenders (as hereinafter defined), including Regions Bank in its capacity as a Lender hereunder and as Agent for the Lenders under this Agreement.

                           WITNESSETH:

      WHEREAS, on January 7, 2005 (the "Petition Date"), the Borrower and the other Loan Parties (defined below) filed voluntary petitions with the United States Bankruptcy Court for the Eastern District of Louisiana (including any other court having jurisdiction over the Cases, the "Bankruptcy Court") initiating cases under chapter 11 of the Bankruptcy Code, Case Nos. 05-10137, 05-10138 and 05-10140 (each, a
"Case" and, collectively, the "Cases"), and the Loan Parties have continued in the possession of their assets and in the management of their businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

      WHEREAS, the Borrower has requested that the Lenders and the Agent enter into this Agreement to provide (i) a $6,900,000 committed revolving credit facility and (ii) a $2,000,000 discretionary letter of credit facility, all of the Borrower's obligations under which are to be guaranteed by the other Loan Parties and secured as provided in the Interim Order (defined below) or the Final Order (defined below), when applicable, and in the Security Documents, and the proceeds of which may only be used as expressly permitted by the terms of this Agreement;

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby mutually promise and agree as follows:

     SECTION l. DEFINITIONS.

      1.1 Definitions. In addition to the terms defined elsewhere in this Agreement or in any Exhibit or Schedule hereto, when used in this Agreement, the following terms shall have the following meanings (such meanings shall be equally applicable to the singular and plural forms of the terms used, as the context requires):

      Agent means Regions Bank in its capacity as agent for the Lenders hereunder and its successors in such capacity.

      Applicable Rate means the Base Rate plus 4.00% per annum.

       Assignment  Agreement  means  any  of  those  certain
Assignment Agreements described in Section 11.13 herein.

     Assignment of Earnings has the meaning ascribed thereto in Section 5.6(b).

      Bankruptcy  Code means Title 11 of the  United  States
Code, as heretofore and hereafter amended, and codified as 11 U.S.C. section 101, et seq.

      Base Rate means the "prime rate" as published in the The Wall Street Journal on a daily basis, or, if The Wall Street Journal suspends publication of the "prime rate", the interest rate announced from time to time by Regions at its main office as its "commercial base rate" on commercial loans (which rate shall fluctuate as and when said commercial base rate shall change). Such commercial base rate is not the lowest interest rate offered by Regions to its customers.

      Borrower's Representative means any one of Lyle G. Stockstill or Robert E. Fulton or any other person subsequently authorized by a corporate resolution, duly authorized and adopted by the board of directors of Borrower in form acceptable to Lenders.

     Budget has the meaning set forth in Section 8.3.

      Business Day means any day except a Saturday, Sunday, or legal holiday observed by any Lender.

      Capitalized Lease means any lease of Property, whether real and/or personal, by a Person as lessee which as determined in accordance with GAAP is required to be capitalized on the balance sheet of such Person.

      Capitalized Lease Obligations of any Person means, as of the date of any determination thereof, the amount at which the aggregate rental obligations due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a balance sheet of such Person as determined in accordance with GAAP.

      Carve Out means, solely effective after receipt by the Borrower of written notice from the Lenders of the occurrence (and solely during the continuance) of an Event of Default hereunder, the aggregate sum of: (i) unpaid Bankruptcy Court costs and U.S. Trustee's fees, (ii) the fees and costs incurred by professionals retained by the Loan Parties, retained by any official committee of unsecured creditors or other similar committee appointed by the Bankruptcy Court, or otherwise paid by the bankruptcy estate of the Loan Parties in the Cases, in each case incurred or paid prior to the receipt by the Borrower of written notice of such Event of Default, and (iii) fees and costs incurred by professionals retained by the Loan Parties from and after the receipt by the Borrower of written notice of such Event of Default, not to exceed the aggregate sum of $100,000. Notwithstanding anything contained in this definition to the contrary, all such fees and costs described in the foregoing sentence, shall not be paid in excess of the amounts relating thereto set forth in the Budget for the periods that correspond to the periods during which such fees were earned and costs incurred.

      Change in Control means (i) an event or series of events as a result of which any "person" or "group" (as such terms are used in Sections 13(d)(3) and 14(d) of the Exchange Act) (excluding Borrower or any wholly owned Subsidiary thereof) is or becomes, directly or indirectly, the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable) of more than 45% of the combined voting power of the then outstanding securities entitled to vote generally in elections of directors, managers or trustees, as applicable, of Borrower or any successor entity ("Voting Stock"), (ii) the completion of any consolidation with or merger of Borrower into any other Person, or sale (it being understood that the vessel sales and related transactions required under Section 9.10 of this Agreement shall not be considered a "sale" for purposes of a "Change of Control"), conveyance, transfer or lease by Borrower of all or substantially all of its assets to any Person, or any merger of any other Person into Borrower in a single transaction or series of related transactions, and, in the case of any such transaction or series of related transactions, the outstanding common stock of Borrower is changed or exchanged as a result, unless the stockholders of the Borrower immediately before such transaction own, directly or indirectly, immediately following such transaction, at least 55% of the combined voting power of the outstanding voting securities of the Person resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock immediately before such transaction, or (iii) the occurrence of any event whereby less than a majority of the members of the Board of Directors of Borrower shall be persons who either (a) were serving as directors on the Effective Date or (b) were nominated as directors and approved by the vote of the majority of the directors who are directors referred to in clause (a) or this clause (b).

      Code means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.

      Collateral means all of the following Property now or hereafter owned by any one or more of the Loan Parties: (i) all Property in respect of which a Lien has been granted by any one or more of the Loan Parties in favor of the Agent for the benefit of the Secured Parties pursuant to the terms of the Orders, (ii) all Property in respect of which a Lien has been granted by any one or more of the Loan Parties in favor of the Agent for the benefit of the Secured Parties under the terms of the Preferred Ship Mortgages and Assignments of Earnings, including, without limitation, the Vessels, (iii) all Property in respect of which a Lien has been granted by any one or more of the Loan Parties in favor of the Agent for the benefit of the Secured Parties under the terms of the Security Agreements, including, without limitation, all accounts, inventory, chattel paper and general intangibles (including, without limitation, all patents) of any one or more of the Loan Parties, and (iv) all Property in respect of which a Lien has been granted by any one or more of the Loan Parties in favor of the Agent for the benefit of the Secured Parties pursuant to the terms of the other Security Documents and other Loan Documents.

      Commitment means, with respect to each Lender, such Lender's Line of Credit Commitment.

      Committee means any statutory committee or committees appointed in the Cases.

      Company Business means (i) the offshore pipeline installation and sub-sea construction for the oil and gas industry and (ii) any other activities ancillary to the foregoing.

      Consummation Date means the date of the substantial consummation (as defined in Section 1101(2) of the Bankruptcy Code and which, for purposes of this Agreement, shall be no later than the effective date) of a Reorganization Plan of any Loan Party that is confirmed pursuant to an order of the Bankruptcy Court in the Cases.

      Continuing Guarantee means a Continuing Guarantee substantially in the form of Exhibit B executed now or at any time hereafter by a Guarantor and delivered to Agent, as the same may be amended, supplemented or otherwise modified from time to time.

     EDC means Export Development Canada.

      Default means the occurrence of any event or condition
specified   in  Section  9  hereof,  whether  or   not   any
requirement for notice or lapse of time or other condition precedent has been satisfied.

      Disbursement Date has the meaning ascribed thereto  in
Section 4.3.

      Distribution in respect of any Person means (a) dividends or other distributions of cash, stock, assets or other property on or in respect of any shares of stock, membership interest or other equity interest in such Person; and (b) the redemption, repurchase or other acquisition of any shares of stock, membership interest or other equity interest in such Person or of any warrants, rights or other options to purchase any such stock, membership interest or other equity interest (except when solely in exchange for such stock, membership interest or other equity interest); provided that, the issuance or granting of stock, warrants, rights or other options to purchase stock of Borrower shall not be considered a Distribution.

      Dollars and $ means, unless otherwise provided herein, dollars of the United States of America.

      Effective Date has the meaning set forth in the first paragraph of this Agreement.

      Environmental Law means any federal, state or local statute, law, rule, regulation, order, consent decree, judgment, permit, license, code, deed restriction, common law, treaty, convention, ordinance or other governmental requirement, domestic or foreign, relating to public health, safety or the environment, including, without limitation, those relating to releases, discharges or emissions to air, water, land or groundwater, to the use of groundwater, to the use and handling of polychlorinated biphenyls or asbestos, to the disposal, treatment, storage or management of hazardous or solid waste, hazardous substances or crude oil, or any fraction thereof, to exposure to toxic or hazardous materials, to the handling, transportation, discharge or release of gaseous or liquid hazardous substances, in each case applicable to any of the Property owned, leased or operated by Borrower or any Subsidiary or the operation, construction or modification of any such Property, including, without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund
Amendments and Reauthorization Act of 1986, 42 U.S.C. 9601 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. 556901 et seq., the Hazardous Materials Transportation Act, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976, the Safe Drinking Water Control Act, the Clean Air Act of 1966, the Toxic Substances Control Act of 1976, the Occupational Safety and Health Act of 1977, the Emergency Planning and Community Right-to-Know Act of 1986, the National Environmental Policy Act of 1975, the Oil Pollution Act of 1990, the Louisiana Environmental Quality Act (La. R.S. 30:2001 et seq.), and the Louisiana Abandoned Oil field Waste Site Law, La. R.S. 30:71 et seq. and any amendments to these laws and any rules and regulations promulgated thereunder.

     ERISA means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.

      Event  of Default has the meaning ascribed thereto  in
Section 9.

     Exchange Act means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Securities Exchange Commission.

      Fees  means all fees payable by Borrower under Section
5.2.

      Fed Funds Rate means, for any day, the rate per annum (rounded upwards, if necessary to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions.

      Final DIP Payment Date means the date when (i) all Commitments shall have expired or been terminated, (ii) the principal of and interest on each Loan and Fees shall have been paid in full, (iii) all Letters of Credit shall have expired, been cancelled or been cash collateralized or other arrangements satisfactory to the Agent and the Lenders shall have been made, and all amounts drawn under Letters of Credit shall have been reimbursed (together with any allowed interest thereon), and (iv) all other Obligations (other than any unmatured indemnity obligations) shall have been satisfied.

      Final Order means an order of the Bankruptcy Court, satisfactory to the Agent and the Lenders in their sole discretion, approving the Loan Documents and granting the Superpriority Claim status and the Liens described in
Section 3.1, which Final Order (i) shall have been entered upon an application or motion of the Borrower satisfactory in form and substance to the Agent and the Lenders in all material respects, on such prior notice to such parties as may in each case be reasonably satisfactory to the Agent and the Lenders, (ii) shall be in full force and effect and
(iii) shall not have been stayed, reversed, modified or amended in any respect; and, if the Final Order is the subject of a pending appeal in any respect, neither the making of any Loans nor the issuance of any Letters of Credit nor the performance by any Loan Party of any of its obligations hereunder or under the Loan Documents or under any other instrument or agreement referred to herein shall be the subject of a presently effective stay pending appeal.

      Final Order Closing Date means the date on which the following conditions shall have been satisfied: (i) the Final Order shall have been entered by the Bankruptcy Court and (ii) the Agent and the Lenders shall have received a favorable written opinion of counsel to the Loan Parties, dated the Final Order Closing Date and in substantially the form of the opinion delivered with respect to the Interim Order on the Effective Date.

      First Day Orders means all orders entered by the Bankruptcy Court on the Petition Date, within five days thereafter or based on motions filed thereon or within three
Business Days thereafter.

      GAAP means generally accepted accounting principles at the time in the United States of America.

      Guarantors has the meaning set forth in the first paragraph of this Agreement.

      Guarantor Pledge Agreement has the meaning ascribed thereto in the defined term Guarantor Pledge Documents.

     Guarantor Pledge Documents means, with respect to each Guarantor, the following documents: (a) a security agreement (a "Guarantor Pledge Agreement") in form and substance required by the Required Lenders granting Lenders a pledge of and a security interest in all of the common stock, membership interest, partnership interest or other equity interest in such Guarantor owned directly or indirectly by Borrower and/or any one or more Guarantors, (b) executed stock powers covering all of the common stock of such Guarantor owned directly or indirectly by Borrower and/or any one or more Guarantors, (c) such opinions of counsel for Borrower and/or any Guarantors as the Required Lenders may reasonably require, and (d) such financing statements, resolutions, certificates, approvals, documents and instruments as the Required Lenders may reasonably require.

     Indebtedness means, with respect to any Person, without duplication, all indebtedness, liabilities and obligations of such Person, but in any event including, without limitation, all (i) obligations of such Person for borrowed money or for the deferred purchase price of Property or services (including, without limitation, all notes payable and all obligations evidenced by bonds, debentures, notes or other similar instruments), (ii) obligations secured by any Lien on, or payable out of the proceeds of production from, any Property or assets owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligations, (iii) indebtedness, liabilities and obligations of third parties, including joint ventures and partnerships of which such Person is a venturer or general partner, recourse to which may be had against such Person,
(iv)  obligations created or arising under  any  conditional sale or other title retention agreement with respect to Property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of such Property, (v) Capitalized Lease Obligations of such Person, (vi) all accounts payables of such Person, (vii) all indebtedness, liabilities and obligations of such Person under guarantees or endorsements, and (viii) all obligations of such Person, contingent or otherwise, relative to the face amount of letters of credit (as may be reduced pursuant to their terms), whether or not drawn.

     Indemnitees has the meaning ascribed thereto in Section
11.4.

      Interim Order means an interim order of the Bankruptcy Court, as filed and approved by the Bankruptcy Court on January 11, 2005, approving the Loans and Letters of Credit made or to be made to the Borrower by Lenders on or after the Effective Date in accordance with this Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time with the express written consent of the Agent and Required Lenders and granting the Superpriority Claim status and the Liens described in
Section 3.1, which Interim Order (i) shall be in full force and effect and (ii) shall not have been stayed, reversed, modified or amended in any respect; and, if the Interim Order is the subject of a pending appeal in any respect, neither the making of any Loans nor the issuance of any Letters of Credit nor the performance by any Loan Party of any of its obligations hereunder or under the Loan Documents or under any other instrument or agreement referred to herein shall be the subject of a presently effective stay pending appeal.

      Investment means any investment by Borrower or any Guarantor in any Person, whether payment therefor is made in cash or capital stock of Borrower or any Guarantor, and whether such investment is by acquisition of stock or Indebtedness, or by loan, advance, transfer of property out of the ordinary course of business, capital contribution, equity or profit sharing interest, extension of credit on terms other than those normal in the ordinary course of business, guarantee or otherwise becoming liable (contingently or otherwise) in respect of the Indebtedness of any Person, or otherwise.

      Interest Rate Protection Agreement means any interest rate exchange, collar, cap or similar agreement providing interest rate protection, entered into by Borrower in respect of the Loans.

      Lenders shall collectively mean Regions and EDC, and their respective successors and assigns, with each being a Lender.

      Lenders' Pre-Petition Collateral has the meaning set forth in Section 3.1.

      Lenders' Pre-Petition Indebtedness means Indebtedness of the Loan Parties under the following credit facilities:
(i) a $15,000,000 revolving credit facility pursuant to the terms of the Regions Loan Agreement, (ii) a $5,000,000 non-revolving credit facility pursuant to the terms of the Sixth Amendment to the Regions Loan Agreement and (iii) a $79,000,000 construction credit facility pursuant to the terms of the Regions/EDC Credit Agreement.

     Lenders' Pre-Petition Loan Documents means the loan and credit agreements, security agreements, ship mortgages, assignments, pledge agreements and other loan and security documents relating to, evidencing or securing the Lenders' Pre-Petition Indebtedness.

     Letter of Credit and Letters of Credit has the meanings ascribed thereto in Section 4.1(a).

      Letter of Credit Application means an application and agreement for letters of credit substantially in the form attached to the Regions/EDC Credit Agreement, executed by Borrower or by Borrower and a Guarantor (if the Letter of Credit is to be for the account of a Guarantor) and delivered to Regions pursuant to Section 4.1(a), as the same may from time to time be amended, modified, extended or renewed.

      Letter of Credit Maximum Amount means an aggregate amount not exceeding $2,000,000.00.

      Letter of Credit Loan and Letter of Credit Loans has the meaning ascribed thereto in Section 4.3.

      Letter of Credit Period means, with respect to any Letter of Credit, the period commencing on the Effective
Date and ending no later than the fifth day prior to the Termination Date.

      Letter of Credit Request has the meaning ascribed thereto in Section 4.1(a).

      Lien means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract, including, without limitation, any security interest, mortgage, deed of trust, hypothec, prior claim, right of retention, maritime lien or right in rem, pledge, assignment, judgment lien, deemed trust or other lien or encumbrance of any kind or nature whatsoever, any conditional sale or trust receipt, and any consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, servitudes, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property.

      Line of Credit Commitment means for all Lenders the aggregate principal amount of $6,900,000.00.

      Line of Credit Loan and Line of Credit Loans have the meanings ascribed thereto in Section 2.1.

      Line of Credit Notes has the meaning ascribed thereto in Section 2.4.

      Line of Credit Period means the period commencing on the Effective Date and ending on the Termination Date.

      Loans shall collectively mean the Line of Credit Loans and the Letter of Credit Loans, with each being a Loan, and shall include all principal, interest, attorneys' fees and costs owed thereon.

      Loan Documents means this Agreement, the Notes, the Letter of Credit Application(s), the Continuing Guarantees, the Security Documents and all other agreements, documents and instruments heretofore, now or hereafter delivered to the Agent or any of the Lenders with respect to or in connection with or pursuant to this Agreement, any Loans made hereunder or thereunder, or any Letters of Credit issued hereunder or thereunder, and executed by or on behalf of Borrower and/or any Guarantor, all as the same may from time to time be amended, modified, extended or renewed.

      Loan Parties means, collectively, the Borrower and the Guarantors.

     Material Adverse Effect means a material adverse effect
on    the   Properties,   assets,   liabilities,   business,
operations, income or condition (financial or otherwise) of Borrower and the Guarantors taken as a whole.

      Note means each Line of Credit Note, with all such notes being collectively referred to as the Notes.

     Notice of Borrowing has the meaning ascribed thereto in
Section 2.3(a).

      Obligations means, without duplication, any and all present and future Indebtedness (including, without limitation, principal of the Loans, interest thereon, Fees, collection costs and expenses, attorneys' fees and other amounts), liabilities and obligations (including, without limitation, reimbursement obligations with respect to Letters of Credit issued by Regions under this Agreement and charge backs owed by Borrower with respect to checks and other items of payment returned for insufficient funds under
Section 2.6) of Borrower and each Guarantor, and of any one or more of them, to any one or more of the Secured Parties evidenced by or arising under or in connection with this Agreement, the Notes, the Letter of Credit Application(s), and/or any of the other Loan Documents, whether direct or contingent, due or to become due or now existing or hereafter arising.

      Obligor means Borrower, each Guarantor and each  other
Person who is or shall at any time hereafter become primarily or secondarily liable on any of the Obligations.

     Orders means the Interim Order and the Final Order.

     Overadvance has the meaning ascribed thereto in Section
2.2.

      Permitted Liens means any of the following: (a) Liens for property taxes and assessments or governmental charges or levies, provided that payment thereof is not at the time required by Section 8.1(d); (b) (i) deposits to secure the performance of bids, tenders, trade contracts or leases (other than Capitalized Leases) or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money or the acquisition of inventory or other Property and (ii) Liens (other than any Liens imposed by ERISA) arising in the ordinary course of business or incidental to the ownership of Properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, carrier's, mechanic's, materialmen's, repairmen's, vendor's, warehousemen's and attorneys' liens and statutory landlords' liens); provided in each case that payment thereof is not at the time required by Section 8.1(d) or 8.1(e); (c) Survey exceptions, issues with regard to the merchantability of title, easements or reservations, or rights of others for rights-of-way, servitudes, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which could not reasonably be expected to have a Material Adverse Effect; (d) Liens permitted by the Required Lenders in writing; (e) Liens on Properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by Section 8.2(a)(v); (f) Liens on Schedule 1.1A attached hereto; (g) leases of or purchase money security interests against specific equipment securing Indebtedness permitted under
Section 8.2(a)(xiii); (h) Liens under the Lenders' Pre-Petition Loan Documents; (i) Liens granted in connection with Pre-Petition Indebtedness relating to the MIDNIGHT WRANGLER and MIDNIGHT GATOR in a principal amount not exceeding $15,000,000.00 in the aggregate at any one time outstanding; (j) Liens granted in connection with Pre-Petition Indebtedness relating to the MIDNIGHT EAGLE in a principal amount not exceeding $9,250,000.00 in the aggregate at any one time outstanding; (k) Liens granted with respect to Post-Petition Indebtedness relating to the MIDNIGHT WRANGLER, MIDNIGHT GATOR and MIDNIGHT EAGLE, and all Post-Petition accounts receivables generated with respect thereto; (l) Liens with respect to all other property or assets of the Debtors that does not constitute part of the Collateral; and (m) Liens created under the Loan Documents.

      Person means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity or government (whether national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).
      Post-Petition means, when used with respect to any Indebtedness, obligation, liability, claim or other matter with respect to any Loan Party, that such Indebtedness, obligation, liability, claim or other matter arose on or after the Petition Date.

      Pre-Petition means, when used with respect to any Indebtedness, obligation, liability, claim or other matter with respect to any Loan Party, that such Indebtedness, obligation, liability, claim or other matter arose prior to the Petition Date.

      Pre-Petition Payment means any payment (by way of adequate protection or otherwise), directly or indirectly, of principal or interest or otherwise on account of any Pre-Petition Indebtedness or trade payables or other Pre-Petition claims against any Loan Party, including without limitation, the providing of a letter of credit or other security to provide assurance of any such payment.

      Preferred Ship Mortgages has the meaning ascribed thereto in Section 5.6(b).

      Property means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible. Properties means the plural of Property.

      Pro Rata Share means with respect to each Lender with respect to Line of Credit Loans or Letters of Credit, the percentage amount equal to the quotient of (x) such Lender's share of the Line of Credit Commitment set forth (i) next to such Lender's signature to this Agreement or (ii) after the Effective Date, in any Assignment Agreement, divided by (y) the aggregate amount of Line of Credit Commitments. On the Effective Date, the Pro Rata Share of Regions and EDC is 50% each.

      Regions means Regions Bank, an Alabama state bank, in its individual corporate capacity as a Lender hereunder, including, without limitation, its capacity as a Lender hereunder with respect to its Pro-Rata Share of the Line of Credit Loans and with respect to its issuance of Letters of Credit.

      Regions Loan Agreement means that certain Amended and Restated Loan Agreement dated as of December 20, 2002, between Regions and Borrower, as previously amended.

      Regions/EDC Credit Agreement means that certain Credit
Agreement dated as of April 23, 2003, among the Borrower, Regions and EDC, as previously amended.

      Required Lenders means at any time Lenders having Fifty-One (51%) Percent of the aggregate amount of the Line of Credit Loans, the Letter of Credit Loans and the face amount (or participation interest in the face amount) of Letters of Credit then outstanding or, if no such Loans or Letters of Credit are then outstanding, Fifty-One (51%)
Percent of the total Commitments of all of the Lenders; provided further that the Required Lenders must in all instances be at least two Lenders.

      Restricted Investment means any Investment, or any expenditure or any incurrence of any liability to make any expenditure for an Investment, other than:

        (a) Guarantees, loans or advances by Borrower to a Guarantor or a Guarantor to Borrower;

       (b) Investments made Pre-Petition;

        (c) Investments permitted by the First Day Orders or any other order of the Bankruptcy Court approved by the Lenders; and

       (d) Investments in the Subsidiaries of Borrower as of the Effective Date.

      Secured Parties shall collectively mean Agent and the Lenders.

     Security Agreements has the meaning ascribed thereto in
Section 5.6(a).

      Security Documents means the Preferred Ship Mortgages, the Assignments of Earnings, the Security Agreements, the Guarantor Pledge Documents and any other Loan Documents in respect of which a Lien has been granted by the Loan Parties in favor of the Agent for the benefit of the Secured Parties.

     Subsidiary means (a) any corporation of which more than fifty percent (50%) of the issued and outstanding capital stock entitled to vote for the election of directors is at the time owned directly or indirectly by Borrower and/or any one or more Subsidiaries, or (b) any partnership, limited liability company, business trust, or any other similar entity of which more than fifty percent (50%) of the voting interests is at the time owned directly or indirectly by Borrower and/or any one or more Subsidiaries, and specifically including, but not limited to, each of the entities described on Schedule 7.13.

      Superpriority Claim means a claim against any Loan Party in any of the Cases that is a superpriority administrative expense claim having priority over any and all administrative expenses, diminution claims and all other claims, now existing or hereafter arising, of any kind whatsoever (other than the Carve Out), including, without limitation, any and all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code, and any and all administrative expenses or other claims arising under Sections 105, 326, 328, 330, 331, 503(b), 506(c), 507(a), 507(b), 726, 1113 or 1114 of the
Bankruptcy Code), whether or not such claims or expenses may become secured by a judgment lien or other non-consensual lien, levy or attachment.

      TELLC has the meaning set forth in the first paragraph of this Agreement

      Termination Date means the earlier to occur of (i) April 1, 2005 (which date may be extended up to 90 additional days thereafter upon the written consent of Lenders in the exercise of their sole discretion, such consent, if any, to be conditioned, among other things, upon receipt of a new Budget and the Agent's and the Lenders' complete satisfaction therewith), (ii) the Consummation Date, and (iii) the acceleration of the Loans and the termination of the Line of Credit Commitments in accordance with the terms hereof.

      TOLLC has the meaning set forth in the first paragraph of this Agreement.

      US Vessels means the following vessels registered with the United States of America and owned by the Loan Party mentioned below: (i) Midnight Brave, Official Number 529263, owned by TOLLC, (ii) Midnight Fox, Official Number 1065954, owned by TOLLC, (iii) Midnight Dancer, Official Number 586595, owned by TOLLC, (iv) Midnight Rider, Official Number 1035377, owned by TOLLC, together with all masts, boilers, cables, engines, machinery, bowsprits, sails, rigging, boats, anchors, chains, tackle, apparel, furniture, fittings, tools, pumps, equipment, fuel, supplies, spare parts and all other attachments, appurtenances, accessories, additions, fixtures, equipment, appliances, improvements and replacements now or hereafter belonging thereto, affixed thereto, or used in connection therewith, whether because of repairs or otherwise, whether or not removed therefrom.

      Vanuatu Vessels means the following vessels registered with the Republic of Vanuatu and owned by the Loan Party mentioned below: (i) Midnight Express, Official Number 1450, owned by TELLC, (ii) Midnight Carrier, Official Number 1208, owned by TOLLC, (iii) and Midnight Star, Official Number 398, owned by TOLLC, together with all masts, boilers, cables, engines, machinery, bowsprits, sails, rigging, boats, anchors, chains, tackle, apparel, furniture, fittings, tools, pumps, equipment, fuel, supplies, spare parts and all other attachments, appurtenances, accessories, additions, fixtures, equipment, appliances, improvements and replacements now or hereafter belonging thereto, affixed thereto, or used in connection therewith, whether because of repairs or otherwise, whether or not removed therefrom.

     Vessels means, collectively, the US Vessels and Vanuatu
Vessels. References to the name of a Vessel shall refer to such vessel described in either the definition of US Vessels or Vanuatu Vessels.

      1.2 Accounting Terms and Determinations. Except as otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for changes accompanied by a concurrence from Borrower's independent certified public accountants) with the most recent audited financial statements of Borrower delivered to the Lenders.

     SECTION 2.  LINE OF CREDIT LOANS.

      2.1 Line of Credit Commitments. Subject to the terms and conditions set forth in this Agreement and so long as no Default or Event of Default has occurred and is continuing, during the Line of Credit Period, each Lender severally (and not jointly) agrees to lend to Borrower from time to time on a revolving basis (individually, a "Line of Credit Loan" and collectively, the "Line of Credit Loans") amounts not to exceed, in the aggregate at any one time outstanding, such Lender's Pro Rata Share of (x) the Line of Credit Commitment minus (y) the aggregate principal amount of all outstanding Line of Credit Loans. Within the foregoing limitations, Borrower may borrow under this Section 2.1, prepay under
Section 5.3 and reborrow at any time during the Line of Credit Period under this Section 2.1. Loans under this
Section 2.1 shall be made from the several Lenders ratably in proportion to their respective Pro Rata Shares. The failure of any Lender to make any Line of Credit Loan required under this Agreement shall not release any other Lender from its obligation to make Line of Credit Loans as provided herein. Each Line of Credit Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Applicable Rate. Such interest shall be payable on all such Line of Credit Loans monthly in arrears on the last day of each month (or the immediate subsequent Business Day if any such last day is not a Business Day) and at maturity. Any overdue principal of and, to the extent permitted by law, overdue interest on, any Line of Credit Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of three percent (3%) plus the Applicable Rate.

      2.2 Total Line of Credit Loans Shall Not Exceed Commitments. If the Line of Credit Loans outstanding should at any time exceed $6,900,000.00 (such excess Loans being an "Overadvance"), such Overadvance shall nevertheless constitute Indebtedness that is secured by the Collateral and entitled to all of the benefits of this Agreement and the other Loan Documents. Any such Overadvance shall be payable by the Borrower on demand by the Agent and shall bear interest at the Applicable Rate. The Agent shall not be responsible or liable for failure to make any demand for payment under this Section 2.2.

     2.3  Method of Borrowing.

        (a) With respect to each Line of Credit Loan, Borrower's Representative shall give notice (a "Notice of Borrowing") to each Lender by 10:30 a.m. (New Orleans time) at least one (1) Business Day before each Line of Credit Loan, specifying:

       (i) the date of such Line of Credit Loan, which shall be a Business Day,

        (ii) the aggregate principal amount of such Line of Credit Loan,

        (iii) that on the date of, and after giving effect to, such Line of Credit Loan, no Default or Event of Default has occurred and is continuing, and

       (iv) that on the date of, and after giving effect to, such Line of Credit Loan, all of the representations and warranties of Borrower contained in Section 7 of this Agreement and of Borrower and the Guarantors contained in the other Loan Documents are true and correct in all material respects as if made on and as of the date of such Line of Credit Loan (except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date)).

        (b) A Notice of Borrowing shall not be revocable by Borrower.

        (c) Not later than 3:00 p.m. (New Orleans time) on the date of each Line of Credit Loan, each Lender shall make available its Pro Rata Share of such Line of Credit Loan, in federal or other funds immediately available in New Orleans, Louisiana, to the Borrower at the Borrower's operating account at Regions (or such other account mutually agreed upon in writing between each Lender and Borrower). The parties hereto agree that no Lender is obligated to send any proceeds via wire transfer after 2:00 p.m. (New Orleans time). In any event, each Lender shall remain responsible with respect to making its Pro Rata Share of each Line of Credit Loan available to Borrower. Agent shall not be required to make any amount available to Borrower hereunder except to the extent that Agent and such Lender shall have made alternative arrangements to fund Line of Credit Loans as mutually agreed between them, provided, however, that under such alternative arrangement, unless the Agent shall have been notified in writing by a Lender prior to the date a Line of Credit Loan is to be made hereunder that such Lender does not intend to make its Pro Rata Share of such Line of Credit Loan available to the Agent, the Agent may, after notice to such Lender, assume that such Lender will make such Pro Rata Share available to the Agent on such date, and the Agent may, but has no obligation to do so, in reliance upon such assumption, make available to Borrower the corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender and the Agent has made such amount available to Borrower, the Agent shall be entitled to receive such amount from such Lender or the Borrower forthwith upon its demand, together with interest thereon in respect of each day during the period commencing on the date such amount was advanced to Borrower and ending on but excluding the date the Agent recovers such amount from (i) the Lender at a rate per annum equal to the Fed Funds Rate or (ii) from the Borrower at the Applicable Rate.

     2.4  Line of Credit Notes.

        (a) The Line of Credit Loans of each Lender to Borrower shall be evidenced by a promissory note of Borrower dated the Effective Date and payable to the order of such Lender in a principal amount equal to its Line of Credit Commitment in substantially the form of Exhibit A (with appropriate insertions) (as such promissory notes may from time to time be amended, modified extended or renewed, the "Line of Credit Notes").

        (b)   Each  Lender  may record,  and  prior  to  any
transfer of its Line of Credit Note may endorse on the schedules forming a part thereof, appropriate notations to evidence the date and amount of each Line of Credit Loan made by it and the date and amount of each payment of principal made by Borrower with respect thereto. Each Lender is hereby irrevocably authorized by Borrower so to endorse its Line of Credit Note and to attach to and make a part of any such Line of Credit Note a continuation of any such schedule as and when required; provided, however that the obligation of Borrower to repay each Line of Credit Loan actually made hereunder shall be absolute and unconditional, notwithstanding any failure of any Lender to endorse or any mistake by any Lender in connection with endorsement on the schedules attached to its respective Line of Credit Note. The internal records of each Lender shall constitute for all purposes prima facie evidence of (i) the amount of principal and interest owing to such Lender on its Line of Credit Loans from time to time, (ii) the amount of each Line of Credit Loan made by such Lender to Borrower and (iii) the amount of each principal and/or interest payment received by such Lender on its Line of Credit Loans.

     2.5 Maturity. All Line of Credit Loans not paid prior to the last day of the Line of Credit Period, together with all accrued and unpaid interest thereon and all fees and other amounts owing by Borrower to the Lenders with respect thereto, shall be due and payable by Borrower on the last day of the Line of Credit Period.

      2.6 Collections Account. (a) All payments on all accounts receivable of the Loan Parties shall be deposited by the Loan Parties on each Business Day such payments are received to a collections account with Regions (the "Collections Account"). Borrower shall pay all of Regions' standard fees and charges in connection with the Collection Account as such fees and charges may change from time to time. Borrower hereby grants to Agent, for the benefit of the Lenders, a security interest in and lien upon the Collections Account and all checks, items of payment and all funds deposited and collected in the Collections Account from time to time as collateral for the Obligations. Borrower acknowledges and agrees that (i) neither the Agent nor any Lender has any obligation to monitor or apply funds in the Collections Account to the payment of the Obligations, (ii) Borrower retains the full responsibility (except during the existence of an Event of Default) to direct Regions from time to time in writing (or as otherwise agreed) as to the disbursement of funds in the Collections Account (including, without limitation, disbursements to pay down the Line of Credit Loans, interest thereon or Fees) in accordance with the terms of this Agreement, the Budget and the Orders, (iii) neither Agent nor any Lender has any obligation to fund any overdrafts drawn on the Collections Account or any other account of a Loan Party with the Agent or any of the Lenders, (iv) notwithstanding the foregoing, during the existence of an Event of Default, and without limiting the Agent's other rights and remedies, Agent shall have sole authority to disburse funds in the Collections Account and Borrower may not direct disbursements as to, or withdraw funds from, the Collections Account and (v) Regions shall have the right to charge back to the Collections Account any item which is returned for inability to collect, plus accrued interest (at the Applicable Rate) during the period of Regions' provisional credit for such item prior to receiving notice of dishonor, or, in the exercise of the Lenders' sole discretion, make a Line of Credit Loan to be applied to such charge back amount.

      (b)  Upon the deposit of any items of payment into the
Collections Account, Borrower shall provide Lenders  with  a
detailed   written  backup  report  in  form   and   content
satisfactory to the Lenders.

      2.7  Midnight Express Application of Proceeds of Sale.
(a) Proceeds from the sale of the Midnight Express (as described in Section 9.9) shall be applied first to the payment of reasonable transaction costs directly incurred in connection with such sale as approved by the Lenders in writing (including, without limitation, attorneys' fees and expenses, and broker and other professional fees), second, to the payment of the Obligations, and, third, subject to
(b) of this Section 2.7, to pay Lenders' Pre-Petition Indebtedness described in clause (ii) of the definition thereof, and the balance, if any, to such of the Obligations and Lenders' Pre-Petition Indebtedness as Lenders shall direct, the extent, manner and amount of such application to be at Lenders' sole discretion (proceeds from the sale of any other Vessels shall be applied first to the payment of reasonable transaction costs directly incurred in connection with such sale (including, without limitation, attorneys' fees and expenses, and broker and other professional fees), second, to the payment of such of the Obligations and Lenders' Pre-Petition Indebtedness as Lenders shall direct, the extent, manner and amount of such application to be at Lenders' sole discretion); provided, however, in the event and to the extent any maritime Lien or claim is determined by a final order of the Bankruptcy Court (or any other court of competent jurisdiction) to prime or otherwise be senior in priority to the Liens securing the Lenders' Pre-Petition Indebtedness, then, in such event and to such extent, the proceeds from the sale of the Midnight Express or any other Vessel shall be applied to the payment of such maritime Liens before being applied to the Lenders' Pre-Petition Indebtedness.

        (b) After payment of transactions costs and the Obligations pursuant to clause (a) of this Section 2.7, following receipt by Debtors or Lenders, as applicable, of sale proceeds pursuant to subsection (a) of this Section 2.7, Debtors or Lenders, as applicable, shall establish a reserve account at Regions and deposit such amounts received from the sale proceeds before being applied to the Lenders' Per-Petition Indebtedness as necessary to pay any bona fide maritime Liens or claims determined by the Debtors and Lenders to prime or otherwise be senior in priority to the Liens securing the Lenders' Pre-Petition Indebtedness, which funds shall be disbursed at the earlier of (i) entry of a final order determining that such maritime Lien or claim primes or is otherwise senior in priority to the Lenders' Pre-Petition Indebtedness to such claimant and (ii) a further order of the Bankruptcy Court with respect thereto.

      SECTION 3. SUPERPRIORITY STATUS OF OBLIGATIONS AND  OF
LIENS

      3.1 Priority and Liens. Each Loan Party hereby covenants, represents and warrants that, upon entry of the Interim Order, the Obligations and the Liens against the Collateral securing the Obligations shall, in each case subject to the Carve Out: (i) be Superpriority Claims, (ii) pursuant to section 364(c)(2) of the Bankruptcy Code, constitute perfected first priority (except that the Lien against the Midnight Rider shall not have Superpriority Claim status solely with respect to the Lien against the Midnight Rider securing the Lenders' Pre-Petition Indebtedness under the Regions Loan Agreement) liens on (1) all of the Loan Parties' assets that were pledged to secure the Lenders' Pre-Petition Indebtedness (the "Lenders' Prepetition Collateral"), (2) all accounts receivable generated by the Debtors postpetition from the Prepetition Collateral and (3) avoided liens or security interests under section  551  of the Bankruptcy Code, and (iii) pursuant  to
Section 364(d)(1) of the Bankruptcy Code, constitute perfected first priority priming liens on the Prepetition Collateral, which shall prime any maritime liens that may be senior to liens of the Lenders against the Lenders' Prepetition Collateral with respect to the Lenders' Pre-Petition Indebtedness.

       3.2 Payment of Obligations. Upon the maturity (whether by acceleration or otherwise) of any of the Obligations, the Lenders shall be entitled to immediate payment of such Obligations without further application to or order of the Bankruptcy Court.

     3.3 No Discharge: Survival of Claims. Each Loan Party agrees that (i) its obligations hereunder and under the other Loan Documents shall not be discharged by the entry of an order confirming any Reorganization Plan, dismissing any Case or converting any Case to a case under Chapter 7 of the Bankruptcy Code (and each Loan Party, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge with respect to such obligations) and (ii) the Superpriority Claims granted to the Agent and the Lenders pursuant to the Orders and described in Section 3.1 and the Liens granted to the Agent pursuant to the Orders and described in Sections 3.1 and 5.7 shall not be affected in any manner by the entry of an order confirming any Reorganization Plan, dismissing any Case or converting any Case to a case under Chapter 7 of the Bankruptcy Code.

      3.4 Use of Cash Collateral. Notwithstanding anything to the contrary contained herein, (x) the Borrower shall not be permitted to request a Line of Credit Loan under Section 2.1, or request the issuance of a Letter of Credit under
Section 4.1 unless (i) the Bankruptcy Court shall have entered the Interim Order and (ii) the Loan Parties shall at that time have the use of all Cash Collateral (defined in the Orders) subject to any limitations or conditions contained in the Orders for the purposes described in the Interim Order and (y) upon the occurrence and during the continuation of an Event of Default, the Loan Parties may not use any Cash Collateral.

     SECTION 4.  LETTERS OF CREDIT.

     4.1  Letter of Credit Discretionary Facility.

        (a) Subject to the terms and conditions of this Agreement, during the Letter of Credit Period, and so long as no Default or Event of Default has occurred and is continuing (provided, however, that Regions shall have no liability to any of the other Lenders for issuing a Letter of Credit after the occurrence of any Default or Event of Default unless Regions has previously received notice in writing by Borrower, the Agent (if not Regions) or any of the other Lenders of the occurrence of such Default or Event of Default), Regions hereby agrees to consider requests in the exercise of its sole discretion from Borrower to issue commercial letters of credit and irrevocable standby letters of credit for the account of Borrower or for the account of Borrower and any other Loan Party (individually, a "Letter of Credit" and collectively, the "Letters of Credit") in an amount not exceeding the Letter of Credit Maximum Amount and for the term specifically requested by Borrower by notice in writing to Regions substantially in the form attached to the Regions/EDC Credit Agreement (a "Letter of Credit Request") at least three (3) Business Days prior to the requested issuance thereof; provided, however, that:

           (i) Regions shall have no commitment under this Agreement to issue any Letter of Credit and may reject, for any reason, any request for the issuance of any Letter of Credit in the exercise of its sole discretion;

           (ii) Borrower, and if the Letter of Credit is to be issued for the account of Borrower and a Guarantor, such Guarantor, shall have executed and delivered to Regions a Letter of Credit Application with respect to such Letter of Credit, with Borrower and such Guarantor (if the Letter of Credit will be issued for the account of Borrower and a Guarantor) to be jointly, severally and solidarily liable thereunder;

           (iii) the term of any such Letter of Credit shall not extend beyond the last day of the Letter of Credit
Period;

           (iv) any Letter of Credit may only be utilized in the ordinary course of business for the requirements of the Company Business;

           (v) the sum of (A) the aggregate undrawn face amount of all outstanding Letter(s) of Credit plus (B) the aggregate principal amount of all outstanding Letter of Credit Loans shall not at any one time exceed the Letter of Credit Maximum Amount; and

           (vi)  the  text of any such Letter of  Credit  is
provided  to  Regions no less than three (3)  Business  Days
prior  to  the  requested  issuance  date,  the  terms   and
conditions of which must be acceptable to Regions.

        (b) Regions will make available the original of each Letter of Credit to the beneficiary thereof (and will promptly provide each of the other Lenders and the Agent with a copy of such Letter of Credit).

       (c) Borrower hereby further agrees to pay (or arrange for a Guarantor, if it executed the Letter of Credit Application, to pay) to Regions, solely for the account of the Regions, a facing fee in the amount of 0.12% of the face amount of each Letter of Credit upon the issuance thereof. Borrower further agrees to pay Regions standard negotiation charges upon demand from time to time. No Lender other than Regions shall have any right to share in any facing fees or negotiation fees paid by Borrower (or a Guarantor) to Regions in connection with any of the Letters of Credit.

     4.2  Participation by Other Lenders.

        (a) Upon the issuance of a Letter of Credit, each Lender shall share the obligation represented by each such
Letter of Credit so issued, in an amount equal to such Lender's Pro Rata Share. The participation of each Lender in each Letter of Credit shall be automatic. Each other Lender shall make available to Regions, regardless of whether any Default or Event of Default shall have occurred and is continuing, an amount equal to its respective Pro Rata Share of each drawing on each Letter of Credit in same day or immediately available funds not later than 11:00 a.m. New Orleans time on each Disbursement Date (as hereinafter defined) for each such drawing. In the event that any Lender fails to make available to Regions the amount of such Lender's Pro Rata Share of any drawing on a Letter of Credit as provided herein, Regions shall be entitled to recover such amount on demand from such Lender together with interest at the daily average Federal Funds Rate for the first two Business Days after the Disbursement Date and thereafter at the Applicable Rate.

        (b) Regions shall distribute to each Lender that has paid all amounts payable by it under this Section 4.2 with respect to any Letter of Credit issued by Regions such Lender's Pro Rata Share of all payments received by Regions from Borrower in reimbursement of drawings honored by Regions under such Letter of Credit when such payments are received (to the extent that such Lender has not already received such amounts).

      4.3 Disbursements. Regions shall notify Borrower promptly of the presentment for payment of any Letter of Credit (on the date of presentment, if possible, and otherwise on the next Business Day, it being agreed that such notice may be made by phone), together with notice of the date (the "Disbursement Date") such payment shall be made, and Regions will promptly notify the other Lenders of such matters. Subject to the terms and provisions of such Letter of Credit, Regions shall make such payment to the beneficiary (or its designee) of such Letter of Credit. On the Disbursement Date, Borrower shall, prior to or contemporaneous with a payment on such Letter of Credit, reimburse (or cause any Guarantor for which the Letter of Credit was issued to reimburse) Regions and the other Lenders (to the extent each Lender has paid its Pro Rata Share of such drawing) for all amounts which will be or have been disbursed under such Letter of Credit. In the event a payment under a Letter of Credit is made without contemporaneous receipt of payment from Borrower in accordance with this Section 4.3, such payment shall constitute a loan (individually a "Letter of Credit Loan" and collectively, the "Letter of Credit Loans") by Regions and/or the other Lenders (to the extent each Lender has paid its Pro Rata Share of such drawing) to Borrower. All Letter of Credit Loans shall accrue interest at the Applicable Rate and shall be payable on demand. Regions shall distribute to each Lender that has paid all amounts payable by it under
Section 4.2 with respect to a Letter of Credit such Lender's Pro Rata share of all interest and other amounts received by Regions from Borrower (or any Guarantor) under the Letter of Credit Loan relating to such Letter of Credit (to the extent that such Lender has not already received such amounts).

       4.4    Reimbursement.   Borrower's  obligation  under
Section 4.3 to reimburse Regions and the other Lenders with respect to each drawing under each Letter of Credit (including interest thereon) (to the extent each Lender has paid its Pro Rata Share of such drawing), and each Lender's obligation to fund each drawing shall, absent the gross negligence or willful misconduct of Regions, be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which Borrower or any Lender may have or have had against any Lender, Borrower or any beneficiary of a Letter of Credit, including, without limitation, any defense based upon the occurrence of any Default or Event of Default, any draft, demand or certificate or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient, or any failure to apply or misapplication by the beneficiary of the proceeds of any disbursement, or the legality, validity, form, regularity, or enforceability of such Letter of Credit.

      4.5 Replacement or Collateralization of Letters of Credit. Notwithstanding any provision contained in this Agreement or any of the Letter of Credit Applications to the contrary, upon the occurrence of any Event of Default, at Agent's option, Borrower shall, upon Agent's demand, deliver to Agent cash or other collateral acceptable to Agent having a value, as determined by Agent, at least equal to the aggregate undrawn face amount of all outstanding Letters of Credit issued by Regions. Any such collateral and/or any amounts received by Agent pursuant to this Section 4.5 shall be held by Agent in a separate account at Agent appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and retained by Agent as collateral security for the payment of the Obligations. Cash amounts delivered to Agent pursuant to the foregoing requirements of this Section 4.5 shall be invested, at the request and for the account of Borrower, in investments of a type and nature and with a term acceptable to Agent. Such amounts, including in the case of cash amounts invested in the manner set forth above, any investment realized thereon, shall not be used by Agent to pay any amounts drawn or paid under or pursuant to any Letter of Credit, but may be applied to reimburse Regions for drawings or payments under or pursuant to the Letters of Credit which Regions has paid, or if no such reimbursement is required shall be used by Agent for application to such other of the Obligations as Agent shall determine. Any amounts remaining in any cash collateral account established pursuant to this Section 4.5 after the payment in full of all of the Obligations and the expiration or cancellation of all of the Letters of Credit shall be returned to Borrower.

     SECTION 5.  GENERAL PROVISIONS FOR ALL LOANS.

      5.1 Determination of Interest Rates. The Agent shall (in accordance with this Agreement) determine each interest rate applicable to the Loans hereunder. Upon request, the Agent shall give prompt notice to Borrower and the Lenders of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     5.2  Fees.

        (a) Borrower shall pay to Agent for the ratable account of the Lenders, a commitment fee which is fully earned and non-refundable on the Effective Date but which shall become payable on the Termination Date, of 1.5% of the Line of Credit Commitment, equal to $103,500.00.

        (b) Borrower shall pay to Agent for the ratable account of the Lenders, a letter of credit issuance fee which is fully earned and non-refundable on the date of issuance of any Letter of Credit but which shall become payable on the Termination Date, of 1.5% of the full face amount of each Letter of Credit when issued.

     5.3  Early Payments.

        (a) Borrower may, upon notice to the Agent, which notice shall be irrevocable, specifying that it is paying its Line of Credit Loans, pay without penalty or premium such Line of Credit Loans in whole or in part at any time, or from time to time. Each such optional payment shall be applied to pay the Line of Credit Loans of the several Lenders in proportion to their respective Pro Rata Shares.

        (b) Upon receipt of a notice of payment pursuant  to
Section 5.3(a), the Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share of such payment.

     5.4 General Provisions as to Payments. Borrower shall make each payment of principal of, and interest on, the Loans and of fees and all other amounts payable hereunder, not later than 12:00 noon (New Orleans time) on the date when due, in federal or other funds immediately available in New Orleans, Louisiana, to the Agent at its address referred to in Section 11.7. The Agent will promptly distribute to each Lender in immediately available funds its ratable share of each such payment received by the Agent for the account of the Lenders. Whenever any payment of principal of, or interest on, the Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon, at the then applicable rate, shall be payable for such extended time.

      5.5   Computation  of  Interest.   Interest  on  Loans
hereunder  shall be computed on the basis of a year  of  360 days  and  paid  for  the  actual  number  of  days  elapsed
(including the first day but excluding the last day).

      5.6 Security. In order to secure payment when due of the Obligations:

        (a) Security Documents. Borrower shall cause each Guarantor to execute a Security Agreement substantially in the form of Exhibit D (with appropriate insertions) (the "Security Agreement") in favor of the Agent for the benefit of the Secured Parties. Borrower shall cause each Guarantor to execute any and all financing statements, continuation statements and such other documents as may from time to time be requested by Agent or the Required Lenders in order to create, perfect and maintain the security interest created by the Security Agreement.

         (b) Preferred Ship Mortgages; Assignments of Earnings. Borrower shall cause each Guarantor to execute preferred fleet mortgage(s) and preferred ship mortgage(s) (the "Preferred Ship Mortgages") granting Agent, for the benefit of the Lenders, preferred mortgages on their respective Vessels together with all proceeds thereof and to execute Assignments of Earnings with respect to the Vessels (the "Assignments of Earnings"), together with a UCC-1 Financing Statement filed in connection therewith, all of the foregoing to be substantially in the same form previously executed in order to secure the Lenders' Pre-Petition Indebtedness.

        (c) Continuing Guarantees. Borrower shall cause each Guarantor to execute and deliver to Agent a Continuing
Guarantee substantially in the form of Exhibit B (with appropriate insertions).

        (c) Guarantor Pledge Documents. Borrower shall execute and deliver, and cause each Guarantor to execute and deliver, to Agent Guarantor Pledge Documents pertaining to the outstanding stock or other equity interest of each Guarantor.

        (d) Patent and Trademark Office Filing. Borrower shall execute and deliver, and cause each Guarantor to execute and deliver, to Agent on or before the date which is 20 days after the Effective Date, patent security agreements, in form and substance satisfactory to the Lenders, to be recorded at Borrower's expense (not to exceed $1,000) with the U.S. Patent and Trademark Office.

        (e) Further Documents. Borrower shall execute, and shall cause each Guarantor to execute, any and all documents as may from time to time be reasonably requested by Agent or the Required Lenders in order to create, perfect and maintain the Liens created by the Loan Documents subject only to Permitted Liens. Upon demand, Borrower shall pay to Agent or to any other party designated by Agent all filing fees incurred by Agent in the perfection of the Liens contemplated by the Loan Documents.

      5.7 Guaranty of Obligations of Guarantors. Borrower hereby unconditionally, irrevocably, jointly, severally and solidarily guarantees the due and punctual payment to the Agent for the benefit of the Secured Parties when stated to be due of all present and future obligations and liabilities of each Guarantor evidenced by or arising under or in connection with the Security Agreement, Preferred Ship Mortgages and/or any other security documents executed by such Guarantor in favor of Agent for the benefit of the Secured Parties, whether direct or contingent, due or to become due or now existing or hereafter arising.

      5.8 Form of Loan Documents. Borrower and each Guarantor will agree to such modifications to the form of the Continuing Guarantees, Security Agreement, Preferred Ship Mortgages, Guarantor Pledge Agreements and the other Loan Documents that are reasonably necessary to comply with applicable law or that Agent may otherwise reasonably require.

       5.9    Deposit   Accounts.   As  security   for   the
Obligations, Borrower shall, and Borrower shall cause each Guarantor, to maintain all of its primary operating accounts with Agent.

     5.10 Insurance Proceeds.

        (a) All policies of insurance on the Collateral shall designate Agent, for the benefit of the Secured Parties, as lender loss payee pursuant to a mortgagee's loss payable endorsement acceptable to Lenders. Such insurance policies shall contain an agreement by the insurer not to cancel or reduce coverage under the policies without giving Agent at least thirty (30) days prior written notice of its intention to do so. Agent is hereby authorized and empowered, at its option, to collect and receive the proceeds from any policy or policies of insurance, and each insurance company is hereby authorized and directed to make payment of all such losses directly to Agent instead of to Borrower or any Guarantor and Lenders jointly to be applied first to the payment of the Obligations and second to the Lenders' Pre-Petition Indebtedness; provided, that, so long as no default or Event of Default shall have occurred and be continuing, payments in respect of any hull losses for a Vessel under $100,000 may be paid directly to Borrower or Guarantors as appropriate to be applied either toward the repair costs to such Vessel or toward payment of the Obligations.

      SECTION  6.   PRECONDITIONS TO LOANS  AND  LETTERS  OF
CREDIT.

      6.1 Initial Line of Credit Loan or Initial Letter of Credit. Notwithstanding any provision contained herein to the contrary, none of the Lenders shall have any obligation to make the initial Line of Credit Loan hereunder and Regions shall have no obligation to issue a Letter of Credit hereunder unless each of the following requirements is satisfied and Lender has received each of the following documents:

          (a)  This Agreement, the Line of Credit Notes, the
Security Documents, the Continuing Guarantees and the  other
Loan Documents required by Section 5.6, each duly authorized and executed;

           (b) A copy of resolutions of the Board of Directors of Borrower, duly adopted, which authorize the execution, delivery and performance of the Loan Documents executed by Borrower and each Guarantor, certified by the Secretary or an Assistant Secretary of Borrower;

           (c) A copy of the unanimous consent of the sole member of each Guarantor, which authorizes the execution, delivery and performance of the Loan Documents executed by such Guarantor;

           (d) An incumbency certificate, executed by the Secretary or an Assistant Secretary of Borrower, which shall identify by name and title and bear the signatures of all of the officers of Borrower executing any of the Loan Documents delivered at or prior to the closing;

           (e) Opinions of counsel for Borrower and the Guarantors satisfactory to Agent relating to the Cases and the Loan Documents and such other matters as the Lenders may reasonably require;

           (f) Payment of Agent's reasonable costs and expenses as provided for in Section 11.3 and payment to Agent for the ratable benefit of the Lenders of the fees required under Section 5.2(b);

           (g) The Agent and Lenders shall have received a copy of the signed and entered Interim Order;

           (h) All of the First Day Orders shall be satisfactory in form and substance to the Agent and the Lenders in their sole discretion in all material respects;

           (i) Evidence that appropriate insurance for the Vessels is in force;

           (j) All information, approvals, documents or other instruments as the Required Lenders may reasonably request;

           (k) On the date of and immediately after giving effect to such Line of Credit Loan or Letter of Credit, no Default or Event of Default shall have occurred and be continuing;

           (l) No material adverse change in the Properties, assets, liabilities, business, operations, income or condition (financial or otherwise) of Borrower and the Guarantors taken as a whole shall have occurred since the Effective Date and be continuing;

           (m) Except for subsequent changes consented to in writing by the Required Lenders after the Effective Date, or as permitted pursuant to this Agreement or the other Loan Documents, all of the representations and warranties contained in Section 7 of this Agreement and of Borrower and the Guarantors contained in the Loan Documents shall be true and correct in all material respects on and as of the date of such Line of Credit Loan or Letter of Credit, as the case may be, as if made on and as of the date of such Line of Credit Loan or Letter of Credit (except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date)); and

          (n) The Agent and the Lenders shall have received the Budget which shall be satisfactory to the Agent and the Lenders in their sole discretion.

        A request for a Line of Credit Loan or for the issuance of a Letter of Credit by Borrower hereunder shall be deemed to be a representation and warranty by Borrower on the date of such Line of Credit Loan or Letter of Credit, as the case may be, as to the facts specified in clauses (k),
(l) and (m) of this Section 6.1.

         Unless otherwise expressly provided above, all documents described above must be in form and substance and upon terms and conditions satisfactory to the Required
Lenders in their reasonable discretion.

        6.2 All Line of Credit Loans. Notwithstanding any provision contained herein to the contrary, none of the Lenders shall have any obligation to make any further Line of Credit Loan hereunder, unless each of the following requirements is satisfied:

           (a) With respect to any new Line of Credit Loan, the Agent shall have received a Borrowing Notice for such Line of Credit Loan as required by Section 2.3;

           (b) On the date of and immediately after giving effect to such Line of Credit Loan, no Default or Event of Default shall have occurred and be continuing;

           (c) No material adverse change in the Properties, assets, liabilities, business, operations, income or condition (financial or otherwise) of Borrower and the Guarantors taken as a whole shall have occurred since the Effective Date and be continuing; and

           (d) Except for subsequent changes consented to in writing by the Required Lenders after the Effective Date, or as permitted pursuant to this Agreement or the other Loan Documents, all of the representations and warranties contained in Section 7 of this Agreement and of Borrower and the Guarantors contained in the Loan Documents shall be true and correct in all material respects on and as of the date of such Line of Credit Loan as if made on and as of the date of such Line of Credit Loan (except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date)).

          (e) On any date on which a Line of Credit Loan is made, the Interim Order or the Final Order, as the case may be, shall have been entered and shall not have been stayed, amended, vacated, reversed or rescinded without the prior written consent of the Lenders.

        Each request for a Line of Credit Loan by Borrower hereunder shall be deemed to be a representation and warranty by Borrower on the date of such Line of Credit Loan as to the facts specified in clauses (b). (c), (d) and (e) of this Section 6.2.

        6.3 Letters of Credit. Notwithstanding any provision contained herein to the contrary, Regions shall have no obligation to consider a request from Borrower that Regions issue any Letter of Credit hereunder unless each of the following requirements is satisfied:

          (a) Regions shall have received a Letter of Credit
Request  for  such Letter of Credit as required  by  Section
4.1(a);

          (b) Regions shall have received a Letter of Credit Application for such Letter of Credit as required by Section 4.1(a), duly executed by an authorized officer of Borrower and of a Guarantor (if such Letter of Credit is for the account of Borrower and a Guarantor) as account party;

           (c) Borrower shall have complied with all of the procedures and requirements set forth in Section 4.1;

           (d) On the date of and immediately after the issuance of such Letter of Credit, no Default or Event of Default shall have occurred and be continuing;

           (e) No material adverse change in the Properties, assets, liabilities, business, operations, income or condition (financial or otherwise) of Borrower and the Guarantors taken as a whole shall have occurred since the Effective Date and be continuing;

           (f) Except for subsequent changes consented to in writing by the Required Lenders after the Effective Date, or as permitted pursuant to this Agreement or the other Loan Documents, all of the representations and warranties of Borrower contained in Section 7 of this Agreement and of Borrower and the Guarantors contained in the other Loan Documents shall be true and correct in all material respects on and as of the date of the issuance of such Letter of Credit as if made on and as of the date of the issuance of such Letter of Credit (except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date));

            (g) Regions shall have received such other documents, certificates and agreements as it may reasonably request; and

           (h) On any date on which a Letter of Credit is issued, the Interim Order or the Final Order, as the case may be, shall have been entered and shall not have been stayed, amended, vacated, reversed or rescinded without the prior written consent of the Lenders.

        Each request for the issuance of a Letter of Credit by Borrower hereunder shall be deemed to be a representation and warranty by Borrower on the date of the issuance of such Letter of Credit as to the facts specified in clauses (d),
(e), (f) and (h) of this Section 6.3.

       SECTION 7.  REPRESENTATIONS AND WARRANTIES.

        Borrower hereby represents and warrants to each of the Lenders that:

        7.1      Existence  and Power.   Borrower  and  each
Guarantor: (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (ii) has all requisite powers and all governmental and regulatory licenses, authorizations, consents and approvals required to carry on its business as now conducted; and (iii) is qualified to transact business as a foreign entity in, and is in good standing under the laws of, all states in which it is required by applicable law to maintain such qualification and good standing except for those states in which the failure to qualify or maintain good standing could not reasonably be expected to have a Material Adverse Effect.

        7.2 Authorization. The execution, delivery and performance by Borrower of this Agreement and the other Loan Documents and the commencement of the Cases are within the powers of Borrower and have been duly authorized by all necessary action. The execution, delivery and performance by each Guarantor of any Continuing Guarantee and any other Loan Documents executed by such Guarantor and the commencement of the Cases are within the powers of such Guarantor and have been duly authorized by all necessary action.

       7.3 Governmental Approvals. Except for the entry of the Interim Order (and, where applicable, the Final Order), no consent or approval of any governmental agency or authority is required in connection with the execution, delivery and performance by Borrower and the Guarantors of the Loan Documents.

       7.4 Binding Effect. Subject in each case to the entry of the Interim Order (or, where applicable, the Final Order), all Loan Documents are legal, valid and binding obligations of Borrower and each Guarantor, as applicable, enforceable according to their terms and conditions, and all statements made in this Agreement are true and correct as of the date hereof in all material respects, and the Letter of Credit Application(s) and any future Loan Documents not executed contemporaneously with the execution of this Agreement, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligations of Borrower and each Guarantor, as applicable, enforceable in accordance with their respective terms.

        7.5 ERISA. To the extent applicable, Borrower and each Guarantor has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and has not incurred any liability to the Pension Benefit Guaranty Corporation or to a plan under Title IV of ERISA which the failure to comply with could have a Material Adverse Effect.

        7.6 No Defaults. Neither Borrower nor any Guarantor is in default in the performance, observance or fulfillment of any Post-Petition (i) obligations, covenants or conditions contained in any indenture, agreement or other instrument to which it is a party, and which could have a Material Adverse Effect or (ii) judgment, order, writ, injunction, decree or decision of any government agency or authority.

        7.7 Liabilities, Litigation. Neither Borrower nor any Guarantor has any material (individually or in the aggregate) liabilities, direct or contingent, except as disclosed or referred to in the most recent balance sheet of Borrower delivered to the Lenders and, except as described in the most recent balance sheet of Borrower delivered to the Lenders or in the most recent quarterly 10Q or annual 10K filing of Borrower with the Securities and Exchange Commission, there is no material (individually or in the aggregate) litigation, legal or administrative proceeding, investigation or other action of any nature pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any Guarantor.

       7.8 Tax Payment. Borrower and each Guarantor has filed all tax returns and reports required to be filed, which the failure to file could have a Material Adverse Effect, and has paid all taxes, assessments, fees and other governmental charges levied upon Borrower or any Guarantor or upon any property owned by Borrower or any Guarantor or upon any income of Borrower or any Guarantor, which are due and payable, including interest and penalties, which the failure to pay could have a Material Adverse Effect, or has provided adequate reserves for the payment thereof.

         7.9 Title to Property. Borrower and each Guarantor is the sole and absolute owner of, or has the legal right to use and occupy, all Property it claims to own or which is necessary for Borrower or such Guarantor to conduct its material businesses free and clear of all Liens other than Permitted Liens and subject to the turnover and release from arrest of the Midnight Express, Midnight Eagle and Midnight Wrangler. Borrower and each Guarantor enjoys peaceful and undisturbed possession in all material respects under all leases under which its is operating as lessee which is necessary for Borrower or such Guarantor to conduct its material businesses free and clear of all Liens other than Permitted Liens.

        7.10 Compliance With Laws. Borrower and each Guarantor has complied in all material respects with all valid laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, certificates, franchises, permits, licenses, authorizations, directions and requirements of all federal, state, county, municipal and other governments, agencies, departments, divisions, commissions, boards, courts, authorities, officials and officers, domestic or foreign, including, without limitation, (i) all laws regarding the collection, payment, and deposit of employees' income, unemployment, social security, sales, and excise taxes (subject to any Bankruptcy Court orders limiting or conditioning such compliance), (ii) all requirements of ERISA, (iii) all Environmental Laws and (iv) all laws pertaining to occupational safety and health.

        7.11 Other Instruments; None Burdensome. Neither Borrower nor any Guarantor is a party to any indenture, agreement or other instrument affecting its business, properties or assets, operation or condition, whether financial or otherwise, which could have a Material Adverse Effect except as disclosed in the balance sheet of Borrower delivered to the Lenders and, except as described in the most recent balance sheet of Borrower delivered to the Lenders or in the most recent quarterly 10Q or annual 10K
filing   of  Borrower  with  the  Securities  and   Exchange
Commission.

        7.12   Investments.  Except as may be  permitted  by
Section 8.2(g) neither Borrower nor any Guarantor has any Restricted Investments.

        7.13 Subsidiaries. There are no Subsidiaries other than as specifically set forth in Schedule 7.13. As of the Effective Date, the stock or other equity interest of each Guarantor is owned solely by Borrower. Borrower may at any time amend, modify or supplement Schedule 7.13 by notifying Agent in writing of any changes with respect to a Subsidiary that is not a Guarantor, including any formation, acquisition, merger or liquidation of any Subsidiary that is not a Guarantor or any change in the capitalization of any Subsidiary that is not a Guarantor, in each case, in accordance with the terms of this Agreement and provided that any such new Subsidiary shall, within fifteen (15) days of the creation or acquisition of such Subsidiary, execute and deliver to Agent all documents required by Section 5.6

       SECTION 8.  COVENANTS.

        8.1 Affirmative Covenants of Borrower. Borrower covenants and agrees that until the Final DIP Payment Date:

          (a) Information.  Borrower will deliver to Agent:

                    (i)   within 45 days after the close  of
                    each  quarter of Borrower's fiscal year,
                    consolidated  financial  statements   of
                    Borrower and its Subsidiaries consisting
                    of a balance sheet as of the end of such
                    fiscal  quarter, a statement of earnings
                    and surplus for such fiscal quarter, and
                    a statement of cash flow for such fiscal
                    quarter   certified  by  the  Borrower's
                    Chief Financial Officer;

                              (ii) within 120 days after the
                    close of Borrower's fiscal year, a  copy
                    of    annual    consolidated   financial
                    statements   of   Borrower    and    its
                    Subsidiaries, including a balance  sheet
                    as  of the end of each such fiscal year,
                    a  statement of earnings and surplus for
                    such  fiscal  year, and a  statement  of
                    cash  flow  for such fiscal year,  which
                    statements  shall  be  audited   by   an
                    independent certified public accounting firm acceptable to the Required Lenders;

                    (iii)       simultaneously   with    the
                    delivery   of  each  set  of   financial
                    statements   of  Borrower  referred   to
                    above,  a  certificate of the Borrower's
                    Chief Financial Officer substantially in
                    the  form  attached to  the  Regions/EDC
                    Credit   Agreement   (with   appropriate
                    insertions), accompanied by supporting financial work sheets where appropriate, stating whether there exists on the date of such certificate any Default, and if a Default then exists, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto;

               (iv) within   thirty  (30)  days  of  filing,
                    furnish Lenders with copies of the state
                    and   federal  tax  returns   filed   by
                    Borrower,   with   all   schedules   and
                    supporting documentation;

               (v) promptly upon, and in any event within three business days of, becoming aware of the occurrence of any event which constitutes a Default, notice of such occurrence together with a detailed statement by a responsible officer of Borrower of the steps being taken by Borrower to cure the effect of such event;

               (vi) on  or before 3:00 p.m. eastern time  on
                    each Tuesday, Borrower shall provide the
                    Agent  and  the  Lenders with  a  weekly
                    written  report  with  respect  to   the
                    Budget    setting   forth   the   actual
                    performance of the Borrower against  the
                    forecasts in the Budget and an  analysis
                    of  any material variance of such actual
                    performance   against  such   forecasted
                    performance in the Budget; and

                    (vii)      with  reasonable  promptness,
                    such  further information regarding  the
                    business,    affairs    and    financial
                    condition of Borrower or any Guarantor as the Required Lenders may from time to time reasonably request.

           (b) Compliance with Laws. Borrower will observe and comply, and cause each Guarantor to observe and comply, with all valid laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, certificates, franchises, permits, licenses, authorizations, directions and requirements of all federal, state, county, municipal and other governments, agencies, departments, divisions, commissions, boards, courts, authorities, officials and officers, domestic or foreign, including, without limitation, (i) all laws regarding the collection, payment, and deposit of employees' income, unemployment, social security, sales, and excise taxes (subject to any Bankruptcy Court orders limiting or conditioning such compliance), (ii) all applicable requirements of ERISA,
(iii) all applicable Environmental Laws and (iv) all laws pertaining to occupational safety and health, which the failure to comply with could have Material Adverse Effect.

           (c) Payment of Indebtedness. In addition to the Borrower's obligations to pay the Obligations from time to time, the Borrower will, and it will cause each Guarantor to, pay and discharge any and all other Post-Petition Indebtedness (unless prohibited by any Bankruptcy Court orders with respect to such other Post-Petition Indebtedness) payable by Borrower or a Guarantor, as the case may be, and any interest or premium thereon, when due in accordance with the agreement, document or instrument relating to such Indebtedness, provided, however, that neither Borrower nor any Guarantor shall be required to pay any such Indebtedness (excluding the Obligations) which is being contested in good faith and by appropriate proceedings being diligently conducted and for which adequate provision in accordance with GAAP has been made, except that Borrower or such Guarantor, as the case may be, shall pay or cause to be paid any such Indebtedness forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond.

           (d) Payment of Taxes. Borrower will, and will cause each Guarantor to, pay and discharge all Post-Petition taxes, assessments and governmental charges or levies imposed upon it, or upon its income and profits, prior to the date on which penalties might attach thereto and all lawful claims which, if unpaid, might become a Lien upon the assets of Borrower or any Guarantor; provided, however, that neither Borrower nor any Guarantor shall be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the legality thereof shall be contested in good faith and by appropriate proceedings and for which adequate provision in accordance with GAAP has been made, except that Borrower or such Guarantor, as the case may be, shall pay or cause to be paid all such taxes, assessments and governmental charges forthwith upon the commencement of proceedings to sell, seize or collect any Property attached as security therefor, unless such sale, seizure or collection is stayed by the filing of an appropriate bond.

           (e) Payment of Claims. Borrower will, and it will cause each of Guarantor to, promptly pay and discharge all Post-Petition (i) trade accounts payable in accordance with usual and customary business practices and (ii) claims for work, labor or materials which if unpaid might become a Lien upon any of its Property or assets; provided, however, that neither Borrower nor any Guarantor shall be required to pay any such account payable or claim the payment of which is being contested in good faith and by appropriate proceedings and for which adequate provision as determined in accordance with GAAP has been made, except that Borrower or such Guarantor, as the case may be, shall pay or cause to be paid all such accounts payable and claims forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond.

           (f) Insurance. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable insurance companies, insurance on all its Property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business. All such insurance may be subject to reasonable deductible amounts. Borrower shall deliver to Agent certificate(s) of insurance on the date hereof and upon the annual (or other shorter period of time) renewal of such policies specifying the details of all insurance then in effect; together with a certificate of an officer of Borrower that all premiums then due have been paid. Borrower shall notify Agent immediately in writing of any material fire or other casualty to or accident involving any of the Collateral, whether or not such fire, casualty or accident is covered by insurance. Borrower shall notify, and shall cause each Guarantor to notify, promptly the insurance company and to submit an appropriate claim and proof of claim to the insurance company if any Collateral is damaged or destroyed by fire or other casualty. Borrower shall not, and shall not allow any Guarantor to, declare or agree with underwriters that any Collateral is a constructive or compromised, agreed or arranged constructive total loss without the prior written consent of the Required Lenders.

           (g) Maintenance of Property. Borrower will, and will cause each of its Subsidiaries to, at all times, maintain, protect and keep in good repair, working order and condition (ordinary wear and tear excepted), all Property necessary to the operation of Borrower and its Subsidiaries' material businesses.

            (h) Maintenance of Intellectual Property. Borrower will, and will cause each of its Subsidiaries to, obtain or maintain in full force and effect, all licenses, franchises, intellectual property, permits, authorizations and other rights as are necessary for the conduct of its business.

           (i) Corporate Existence. Borrower will, and it will cause each of its Subsidiaries to, do all things necessary to (i) preserve and keep in full force and effect at all times its corporate or other existence and (ii) be duly qualified to do business in all jurisdictions where the nature of its business or its ownership of Property requires such qualification except for those jurisdictions in which the failure to qualify could not reasonably be expected to have a Material Adverse Effect.

           (j) Notice of Claim. Borrower will, and will cause each of its Subsidiaries to, promptly, and in any event within three business days, notify Lenders of (i) the arising of any Post-Petition litigation or dispute, threatened against or affecting assets of Borrower or any Guarantor, which, if adversely determined, could have a Material Adverse Effect or (ii) any default under any Post-Petition contract to which Borrower or any Guarantor is a party. Receipt of notice by Agent of any such litigation in the Cases shall constitute notice for purposes of this
Section 8.1(j).

            (k) Maintenance of Books and Records, Consultations and Inspections. Borrower will, and it will cause each of its Subsidiaries to, maintain books and records in accordance with GAAP and in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities. Borrower will, and it will cause each of its Subsidiaries to, permit Lenders (and any Person appointed by the Required Lenders to whom Borrower does not reasonably object) to discuss the affairs, finances and accounts of Borrower and each Guarantor with the officers of Borrower and each Guarantor and their independent public accountants, all at such reasonable times and as often as the Required Lenders may from time to time reasonably request. Borrower will also permit, and will cause each Guarantor to permit, inspection of its Property, books and records by Lenders (and any Person appointed by the Required Lenders to whom Borrower does not reasonably object) during normal business hours and at other reasonable times.

           (l) Further Assurances. Borrower will, and it will cause each Guarantor to, execute and deliver to Lenders, at any time and from time to time, any and all further agreements, documents and instruments, and take any and all further actions which may be required under applicable law, or which Lenders may from time to time reasonably request, in order to effectuate the transactions contemplated by this Agreement and the other Loan Documents.

            (m) Agreements. Neither Borrower nor any Guarantor will default under any Post-Petition indenture, contract, agreement, lease or other instrument to which Borrower or any Guarantor is a party or by which Borrower, any Guarantor or any Property of Borrower or any Guarantor is bound or affected.

           (n) State of Organization; Location of Chief Executive Office and Collateral. Neither Borrower nor any Guarantor will change its state of incorporation or other organization, principal place of business or chief executive office, unless Borrower or such Guarantor, as applicable, has obtained Agent's prior written consent and has taken such action as is necessary to cause the security interest of Secured Parties in the Collateral to continue to be a first priority perfected security interest subject only to Permitted Liens, which consent shall not be unreasonably conditioned, delayed or withheld.

           (o) Accountant. Borrower shall give each of the Lenders prompt notice of any change of Borrower's independent certified public accountants. Borrower shall at all times utilize independent certified public accountants of nationally recognized standing reasonably acceptable to the Required Lenders.

           (p) Midnight Hunter. In the event that the Borrower or the other Loan Parties have not contracted or otherwise arranged for a profitable job that utilizes the Midnight Hunter with the result that the Midnight Hunter remains idle for a consecutive two (2) week period, the Borrower shall notify the Agent in writing and, upon a request from the Agent with respect thereto, shall file a motion seeking, and take all necessary step to obtain, the rejection of the lease for the Midnight Hunter in the Case.

           (q) Pursuit of Accounts Receivable. Borrower shall, and shall cause each Guarantor to, pursue payment on all accounts receivable, and, in connection therewith, Borrower may not, and will not allow any Guarantor to, settle or compromise any account receivable by an amount in excess of $100,000 per account debtor without the Lenders' prior written consent.

        8.2      Negative  Covenants of Borrower.   Borrower
covenants and agrees that until the Final DIP Payment Date:

           (a) Limitation on Indebtedness. Borrower will not, and it will not cause or permit any Guarantor to, incur or be obligated on any Indebtedness other than: (i) the Obligations to the Agent and the Lenders; (ii) Indebtedness relating to employee benefit plans; (iii) Indebtedness described in clause (a) or (b) of the defined term Restricted Investment; (iv) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 8.1(d) or
Section 8.1(e); (v) Indebtedness in respect of judgments or awards (which do not constitute an Event of Default under
Section 9.8) that have been in force for less than the applicable period for taking an appeal and for which adequate provision as determined in accordance with GAAP has been made so long as execution is not levied thereunder and in respect of which Borrower or any Guarantor shall at the time in good faith be prosecuting an appeal or proceedings for review and a suspensive appeal bond in the full amount of such judgment or award shall have been obtained by
Borrower or such Guarantor with respect thereto; (vi) current liabilities of Borrower or any Guarantor incurred in the ordinary course of business not incurred through (A) the borrowing of money, or (B) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services; (vii) endorsements for collection, deposits or negotiation and warranties of products or services, in each case incurred in the ordinary course of business; (viii) Indebtedness in respect of performance, surety or appeal bonds obtained in the ordinary course of Borrower's or any Guarantor's business; (xi) Indebtedness existing as of the Petition Date; (x) Pre-Petition Indebtedness relating to the MIDNIGHT WRANGLER and MIDNIGHT GATOR in a principal amount not exceeding $15,000,000.00 in the aggregate at any one time outstanding; (xii) Pre-Petition Indebtedness relating to the MIDNIGHT EAGLE in a principal amount not exceeding $9,250,000.00 in the aggregate at any one time outstanding; (xiii) Post-Petition Indebtedness relating to the MIDNIGHT WRANGLER, MIDNIGHT GATOR and MIDNIGHT EAGLE, and all Post-Petition accounts receivables generated with respect thereto; (xiv) Post-Petition Indebtedness with respect to all other property or assets of the Debtors that does not constitute part of the Collateral; and (xv) guarantees by Borrower of the performance of contracts by Guarantors entered into in the ordinary course of business.

            (b) Consolidation, Merger, Sale of Assets, Dissolution, Etc. Borrower will not, and will not cause or permit any Guarantor to, (i) directly or indirectly, merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it provided that Borrower may cause a Guarantor to merge or consolidate into Borrower or any other Guarantor, (ii) sell, assign, lease, transfer, abandon or otherwise dispose of any of its Property (including, without limitation, any shares of capital stock or other equity interest of a Guarantor owned by Borrower or another Guarantor), except for (A)
sales in the ordinary course of business of those items excluded from the definition of Restricted Investments, (B) sales of inventory in the ordinary course of business, (C) sales of the Midnight Express or other Vessels as contemplated in Section 9.10 of this Agreement or (C) sales of vessels that are not Collateral so long as the proceeds thereof are used to pay Indebtedness or purchase replacement vessels or equipment or (iii) undertake any major expansion.

          (c) Changes in Nature of Business. Borrower will not, and it will not cause or permit any of Guarantor to, engage in any business if, as a result, the general nature of the business which would then be engaged in by Borrower and the Guarantors, considered as a whole, would be substantially changed from the Company Business.

           (d) Change in Control. Borrower shall not allow any Change in Control to occur.

          (e) Ownership of Subsidiaries. Borrower will not cause or permit any of its Subsidiaries to (i) authorize or issue any new types, varieties or classes of capital stock, membership interest or any other equity interest or any bonds or debentures, subordinated or otherwise, or any warrants or options to purchase any stock, membership interest or any other equity interest, (ii) authorize or issue any additional shares of capital stock, membership interest or any other equity interest, (iii) declare any stock, membership interest or other equity interest Distributions or stock, membership interest or other equity interest splits or (iv) take any other action which could, directly or indirectly, decrease Borrower's ownership interest in any of its Subsidiaries.

          (f) Liens. Borrower will not, and will not cause or permit any Guarantor to, mortgage or encumber any of its Property or suffer any Liens to exist on any of its Property without the prior written consent of the Required Lenders other than Permitted Liens.

           (g) Restricted Investments. Borrower will not, and it will not cause or permit any Guarantor to, directly or indirectly, make or hold any Post-Petition Restricted
Investments.

          (h) Change in Management. Borrower will not, and will not cause or permit any of its Subsidiaries to, terminate or make any substantial change in the duties, as of the Effective Date, of Lyle G. Stockstill.

          (i) Critical Vendors. Borrower may not, and will not allow any Loan Party to, pay any critical vendors for Pre-Petition Date claims without the prior written consent of the Agent and the Lenders.

           (j) Accounts Receivable Ending Balance. Tested as of the end of each week, Borrower's (x) weekly actual "borrowing base test" shall not vary by more than 5% (in the negative) from the Borrower's (y) weekly forecasted "borrowing base test" (the term "borrowing base test" to mean the line item in the Budget similarly named).

        8.3 Use of Proceeds. Borrower covenants and agrees that the proceeds of the Line of Credit Loans will be used solely as set forth in the 13 week cash flow forecast as agreed from time to time between the Borrower, the Agent and the Lenders (the "Budget"), but shall not be used in direct connection with or to directly support the operation of the Midnight Gator, Midnight Wrangler or Midnight Eagle, but,
for the absence of doubt, may be used for general and administrative expenses of the Borrower and the other Loan Parties. Immediately upon the sale of any Vessel, the Budget then in effect shall be amended as agreed among the Borrower, the Agent and the Lenders to reflect the elimination of expenses associated with such sold Vessel. The Letters of Credit will be used solely for the requirements of the Company Business in the ordinary course of business. In no event may the proceeds of any Loan or Letter of Credit be used in violation of any applicable law or regulation.

       SECTION 9.  EVENTS OF DEFAULT.

       If any of the following (each of the following herein sometimes called an "Event of Default") shall occur and be continuing:

         9.1 Borrower shall fail to pay any of the Obligations (or interest on the Lenders' Pre-Petition Indebtedness) when due and such failure shall continue unremedied for five (5) days after written or telegraphic notice thereof shall have been given to Borrower by Agent;

        9.2 Any representation or warranty of Borrower or any Guarantor made in this Agreement, in any other Loan Document to which Borrower or any Guarantor is a party or in any certificate, agreement, instrument or statement furnished or made or delivered pursuant hereto or thereto by Borrower or any Guarantor or in connection herewith or therewith, shall prove to have been untrue or incorrect in any material respect when made or effected;

        9.3 Borrower or any Guarantor shall fail to perform or observe any term, covenant, or agreement (other than failure to pay when due any of the Obligations) contained in this Agreement or in any other Loan Document, and such failure shall continue unremedied for twenty (20) days after the earlier to occur of (x) actual knowledge by Borrower or Guarantor or (y) written or telegraphic notice thereof shall have been given to Borrower by Agent, or if Borrower or any Loan Party shall fail to perform, or otherwise cause or permit a default under, any term, condition, provision or requirement contained in any Order;

        9.4   This  Agreement  or  any  of  the  other  Loan
Documents shall at any time for any reason (other than cancellation by Agent) cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability thereof shall be contested or denied by Borrower or any Guarantor, or if the transactions completed hereunder or thereunder shall be contested by Borrower or any Guarantor or if Borrower or any Guarantor shall deny that it has any or further liability or obligation hereunder or thereunder;

        9.5 Any of the Cases shall be dismissed or converted to a case under chapter 7 of the Bankruptcy Code or any Loan Party shall file a motion or other pleading seeking the dismissal of any of the Cases under Section 1112 of the Bankruptcy Code or otherwise; a trustee under chapter 7 or chapter 11 of the Bankruptcy Code, a responsible officer or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code shall be appointed in any of the Cases and the order appointing such trustee, responsible officer or examiner shall not be reversed or vacated within 30 days after the entry thereof; or an application shall be filed by any Loan Party for the approval of any other Superpriority Claim (other than the Carve Out) in any of the Cases which is pari passu with or senior to the claims of the Agents and the Lenders with respect to the Collateral against any Loan Party hereunder, or there shall arise or be granted any such pari passu or senior Superpriority Claim with respect to the Collateral;

        9.6 The Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any of the Collateral, or an order of the Bankruptcy Court shall be entered reversing, amending, supplementing, staying, vacating or otherwise modifying the Interim Order or the Final Order, as applicable;

        9.7 Borrower, any Guarantor or any other Obligor shall be in default under any Post-Petition Indebtedness;

        9.8 One or more judgments, decrees, arbitration awards or rulings shall be entered against Borrower or any Guarantor involving in the aggregate a liability (not paid or covered by insurance) of $10,000.00 or more arising from a Post-Petition event and all such judgments, decrees, awards, and rulings shall not have been vacated, paid, discharged, stayed or suspensively appealed within thirty
(30) days from the entry thereof;

        9.9 The Final Order has not been entered by the Bankruptcy Court on or before January 31, 2005 or such other date as agreed to in writing by the Agent and Lenders in their sole discretion;

       9.10 If the Loan Parties have failed to (i) execute a binding agreement for the sale of the Midnight Express and file a motion with the Bankruptcy Court seeking to establish bid procedures for such sale on or prior to a date to be agreed upon among the Borrower, the Agent and the Lenders or
(ii) file a motion on or before February 10, 2005 to approve the employment of a broker designated by Borrower (and approved by the Agent and the Lenders, such approval not to be unreasonably withheld) to sell all other Vessels comprising part of the Collateral, such Vessels to be listed for an aggregate sale amount, together with the reasonably anticipated proceeds from the sale of the Midnight Express, of not less than an amount sufficient to pay in full the Obligations and the Lenders' Pre-Petition Indebtedness;

        9.11  Except as permitted by the Orders or the First
Day  Orders,  any  Loan  Party shall make  any  Pre-Petition
Payment other than Pre-Petition Payments authorized by the Bankruptcy Court;

       9.12   Borrowers' chief restructuring advisor, Bridge
Associates LLC, shall no longer provide such services for any reason (whether such services are terminated by any Borrower, Bridge Associates LLC or otherwise);

        9.13 The Loan Parties shall (or any successor in interest to any Loan Party, including, without limitation, any trustee in the Cases or any other cases under the Bankruptcy Code in which any of the Loan Parties is a debtor therein) assert any claim for costs or expenses of administration of the Cases against any of the Collateral, pursuant to Section 506(c) of the Bankruptcy Code or otherwise; or

        9.14 A material adverse change with respect to the Properties, assets, liabilities, business, operations, income or condition (financial or otherwise) of Borrower and the Guarantors taken as a whole shall have occurred since the Effective Date.

        THEN, and in each such event, and without further order of or application to the Bankruptcy Court, the Agent shall, if requested in writing by the Required Lenders, and may, in its sole and absolute discretion, upon the oral request of the Required Lenders, declare that the obligations of the Lenders to make Loans under this
Agreement and to issue Letters of Credit under this Agreement have terminated, whereupon such obligations of the Lenders shall be immediately and forthwith terminated, and the Agent shall, if requested in writing by the Required Lenders, and may, in its sole and absolute discretion, upon the oral request of the Required Lenders, declare the entire outstanding principal balance of and all accrued and unpaid interest on the Notes and all of the other Loans under this Agreement and all of the other Obligations to be forthwith due and payable, whereupon all of the unpaid principal balance of and all accrued and unpaid interest on the Notes and all of the other Loans under this Agreement and all such other Obligations shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and the Agent and each of the Lenders may terminate the Borrower's use of Cash Collateral and exercise any and all other rights and remedies which they may have under any of the Loan Documents or under applicable law; provided, however, that upon the occurrence of any event described in Sections 9.5, the obligations of the Lenders to make Loans under this Agreement and to issue Letters of Credit under this Agreement shall automatically terminate and the entire outstanding principal balance of and all accrued and unpaid interest on the Notes and all of the other Loans under this Agreement and all of the other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and the Agent and each of the Lenders may exercise any and all other rights and remedies which they may have under any of the Loan Documents or under applicable law.

       SECTION 10.  AGENT.

        10.1 Appointment. Regions is hereby appointed by the Lenders as Agent under and for purposes of this Agreement, the Notes and the other Loan Documents. The Agent agrees to act as such upon the express conditions contained in this Agreement and the other Loan Documents. The Agent shall hold all Collateral as the agent for all of the Lenders and all net proceeds of the Collateral shall be shared by the Lenders ratably in accordance with their respective Pro Rata Shares.

       10.2  Powers.

           (a) The Agent shall have and may exercise such powers hereunder as are specifically delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such powers as are reasonably incidental thereto. Each Lender and the Agent hereby authorizes the Agent to enter into the Loan Documents to which Agent is a party and to take all actions contemplated thereby and confirms its appointment of Regions Bank as Agent under the terms and conditions of the Loan Documents. Each Lender hereby confirms its agreement to be bound by the terms and conditions of the security documents included within the Loan Documents. The Agent shall have no implied duties to the Lenders, nor any obligation to the Lenders to take any action under this Agreement or any of the other Loan Documents, except any action specifically provided by this Agreement or any of the other Loan Documents to be taken by the Agent. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided in Section 9. Each Lender and the Agent agree that no Lender shall have any right individually to seek to realize upon the Collateral granted for the benefit of the Agent and the Lenders pursuant to any of the Loan Documents, it being understood and agreed that such rights and remedies may be exercised by the Agent as Agent for the benefit of the Secured Parties upon the terms of the Loan Documents.

           (b) Each of the Lenders also hereby irrevocably appoints and authorizes the Agent to act as security trustee on its behalf with regard to (i) the security, powers, rights, titles, benefits and interests (both present and future)  constituted  by and conferred  on  it  or  for  its benefit under or pursuant to this Agreement or any of the Loan Documents (including, without limitation, the benefit of all covenants, undertakings, representations, warranties and obligations given, made or undertaken to it in this Agreement or in any of the other Loan Documents), (ii) all monies, property and other assets paid or transferred to or vested in it or any agent thereof or received or recovered by it or any agent thereof pursuant to, or in connection with, this Agreement or any of the other Loan Documents, whether from the Borrower, any of the Subsidiaries or any other person, and (iii) all monies, investments, property or other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by it or any agent thereof in respect of the same (or any part thereof). The Agent hereby accepts such appointment but shall have no obligations under this Agreement or under any of the Loan Documents except those expressly set forth herein and therein.

          (c) Each Lender hereby agrees, and each holder of any Obligations by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Agent or the Required Lenders in accordance with the provisions of this Agreement or the other Loan Documents, and the exercise by the Agent or the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time, to take any action with respect to any Collateral or Loan Documents which may be necessary to perfect and maintain perfected the Liens on the Collateral granted by the Loan Documents. The Lenders irrevocably authorize the Agent at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the
Line of Credit Commitments and the payment in full of all Obligations; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder or by any other Loan Document; (iii) constituting property in which neither Borrower nor any Guarantor owned any interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to Borrower or any Guarantor under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by Borrower or any Guarantor to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness if the Indebtedness evidenced thereby has been paid in full; or
(vi) if approved, authorized or ratified in writing by the Required Lenders. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 10.2.

       10.3 General Immunity. Neither the Agent nor any of its directors, officers, employees, agents or advisors shall be liable to any of the Lenders for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders or (ii) in the absence of its own gross negligence or willful misconduct.

        10.4 No Responsibility for Loans, Recitals, Etc. Neither the Agent nor any of its directors, officers, employees, agents or advisors shall (i) be responsible for or have any duty to ascertain, inquire into or verify any recitals, reports, statements, representations or warranties contained in this Agreement or any of the other Loan Documents or furnished pursuant hereto or thereto; (ii) be responsible for any Loans or Letters of Credit hereunder (except in Agent's capacity as a Lender hereunder with respect to its Pro Rata Share thereof pursuant to the terms of this Agreement), (iii) be bound to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any of the other Loan Documents; (iv) be responsible for the satisfaction of any condition specified in Section 6, except receipt of items required to be delivered to the Agent; or (v) be responsible for the validity, effectiveness, genuineness or enforceability of this Agreement or any of the other Loan Documents; or (vi) be responsible for the creation, attachment or perfection of any security interests or liens purported to be granted to the Agent or any of the Lenders pursuant to this Agreement or any of the other Loan Documents. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a Lender wire, telex, telecopy or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

        10.5 Right to Indemnity. Notwithstanding any other provision contained in this Agreement to the contrary, to the extent Borrower fails to reimburse the Agent pursuant to
Section 11.3 or Section 11.5, the Lenders shall ratably in accordance with their respective Pro Rata Shares of the aggregate amount of Loans and Letters of Credit then outstanding, or if no Loans or Letters of Credit are then outstanding, their respective Pro Rata Shares of the total Commitments of all of the Lenders, indemnify the Agent and hold it harmless from and against any and all liabilities, losses (except losses occasioned solely by failure of Borrower to make any payments or to perform any obligations required by this Agreement (other than those described in Sections 11.3 and 11.5), the Notes, the Letter of Credit Applications or any of the other Loan Documents), costs and/or expenses, including, without limitation, reasonable attorneys' fees and expenses, which the Agent may incur, directly or indirectly, in connection with this Agreement, the Notes or any of the other Loan Documents, or any action or transaction related hereto or thereto; provided only that the Agent shall not be entitled to such indemnification for any losses, liabilities, costs and/or expenses directly and solely resulting from its own gross negligence or willful misconduct. This indemnity shall be a continuing indemnity, contemplates all liabilities, losses, costs and expenses related to the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents, and shall survive the satisfaction and payment of the Loans, the expiration or other termination of the Letters of Credit and the termination of this Agreement.

        10.6 Action Upon Instructions of Required Lenders. The Agent agrees, upon the written request of the Required Lenders, to take any action of the type specified in this Agreement or any of the other Loan Documents as being within the Agent's rights, duties, powers or discretion. Notwithstanding the foregoing, the Agent shall be fully justified in failing or refusing to take any action hereunder, unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liabilities, losses, costs and expenses (including, without limitation, attorneys' fees and expenses) which may be incurred by it by reason of taking or continuing to take any such action, other than any liability which may arise out of Agent's gross negligence or willful misconduct. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders  of the Notes.  In the absence of a request  by  the
Required Lenders, the Agent shall have authority, in its sole discretion, to take or not to take any action, unless this Agreement or any of the other Loan Documents specifically requires the consent of the Required Lenders or of all of the Lenders.

       10.7 Reliance on Documents; Employment of Agents and Counsel. The Agent shall be entitled to rely upon any note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons. The Agent may execute any of its duties as Agent hereunder by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders for the default or misconduct of any such agents or attorneys-in-fact selected by it in good faith and with reasonable care, except as to money or securities received by it or its authorized agents. The Agent shall be entitled to advice and opinion of legal counsel concerning all legal matters and all matters pertaining to the duties of the Agent.

        10.8 May Treat Payee as Owner. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent pursuant to Section 11.14. Any request, authority or consent of any person, firm or corporation who at the time of making such request or giving such authority or consent is the holder of any such Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note issued in exchange therefor.

        10.9 Agent's Reimbursement. Each Lender agrees to reimburse the Agent pro rata in accordance with its Pro Rata Share for any out-of-pocket expenses not reimbursed by
Borrower (a) for which the Agent is entitled to reimbursement by Borrower under this Agreement or any of the other Loan Documents and (b) for any other out-of-pocket expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, amendment, modification, extension, renewal, administration and/or enforcement of this Agreement and/or any of the other Loan Documents.

        10.10 Rights as a Lender. With respect to its commitment, the Loans made by it and the Notes issued to it, Regions shall have the same rights and powers hereunder as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall, unless the context otherwise indicates, include Regions in its individual capacity. Regions may accept deposits from, lend money to and generally engage in any kind of banking or trust business with Borrower as if it were not the Agent.

        10.11 Independent Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any Lender and based on the financial statements referred to in Section 7.7 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         10.12 Resignation of Agent. Subject to the appointment of a successor Agent, the Agent may resign as Agent for the Lenders under this Agreement and the other Loan Documents at any time by thirty (30) days notice in writing to the Lenders. Such resignation shall take effect upon appointment of such successor Agent. The Required Lenders shall have the right to appoint a successor Agent (and if no Default or Event of Default then exists hereunder, such appointment shall be with the consent of Borrower, which consent shall not be unreasonably withheld), and the successor Agent shall be entitled to all of the rights of, and vested with the same powers as, the original Agent under this Agreement and the other Loan Documents. Resignation by the Agent shall not affect or impair the rights of the Agent under Sections 10.5 and 10.9 hereof with respect to all matters preceding such resignation.

       10.13  Duration of Agency.  The agency established by
Section 10.1 hereof shall continue, and Sections 10.1 through and including this Section 10.13 shall remain in full force and effect, until all of the Obligations shall have been paid in full and the Lenders' commitments to make Loans, issue Letters of Credit and/or extend credit to or for the benefit of Borrower shall have terminated or expired (and the provisions of Section 10.5 shall continue thereafter as provided therein).

       SECTION 11.  GENERAL.

       11.1 No Waiver. No failure or delay by the Agent or any of the Lenders in exercising any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The remedies provided herein and in the other Loan Documents are cumulative and not exclusive of any remedies provided by law. Nothing herein contained shall in any way affect the right of any of the Lenders to exercise any statutory or common law right of Lender's lien or setoff.

        11.2 Right of Setoff. Upon the occurrence and during the continuance of any Event of Default, each of the Lenders is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower) and to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by such Lender(s) and any and all other indebtedness at any time owing by such Lender(s) to or for the credit or account of Borrower against any and all of the Obligations. Each of the Lenders agrees to promptly notify Borrower after any such setoff and application made by such Lender(s), provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Lenders under this Section
11.2 are in addition to any other rights and remedies (including, without limitation, other rights of setoff) which the Lenders may have. Nothing contained in this Agreement or any other Loan Document shall impair the right of any of the Lenders to exercise any right of setoff or counterclaim it may have against Borrower and to apply the amount subject to such exercise to the payment of indebtedness of Borrower unrelated to this Agreement or the other Loan Documents.

       11.3 Cost and Expenses. Borrower agrees, whether or not any Loan is made hereunder or any Letter of Credit is issued hereunder, to pay the Agent upon demand (i) all out-of-pocket costs and expenses and all reasonable attorneys' fees of the Agent and/or each of the Lenders in connection with the Cases and the preparation, documentation, negotiation, execution, amendment, modification, extension and/or renewal of this Agreement, the Notes, the Letter of Credit Application(s) and the other Loan Documents, (ii) all out-of-pocket costs and expenses and all reasonable attorneys' fees of the Agent and/or each of the Lenders in connection with the preparation of any waiver or consent hereunder or under any other Loan Documents, (iii) if an Event of Default occurs, all out-of-pocket costs and expenses and all reasonable attorneys' fees incurred by the Agent and/or each of the Lenders in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom, (iv) all out-of-pocket costs and expenses and all reasonable attorneys' fees incurred by the Agent and/or each of the Lenders in connection with the enforcement of any rights and/or remedies of the Agent or any of the Lenders to collect any of the Obligations, and (v) all other reasonable attorneys' fees and out-of-pocket costs and expenses incurred by the Agent and/or each of the Lenders relating to or arising out of or in connection with this Agreement or any of the other Loan Documents. Borrower further agrees to pay or reimburse the Agent and each of the Lenders for any stamp or other taxes or costs which may be payable with respect to the execution, delivery, recording and/or filing of this Agreement, the Notes, the Letter of Credit Application(s) or any of the other Loan Documents. All of the obligations of Borrower under this Section 11.3 shall survive the satisfaction and payment of the Obligations and the termination of this Agreement. As used herein, "attorneys' fees" shall include, without limitation, fees on a solicitor and its own client basis and extra-judicial fees.

       11.4 Environmental Indemnity. Borrower hereby agrees to indemnify the Agent and each of the Lenders and any holder(s) of the Notes, and the officers, directors, employees, agents and affiliates of the Agent, each of the Lenders and such holder(s) (collectively, the "Indemnitees") and hold the Indemnitees harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including, without limitation, reasonable court costs and attorneys' fees and expenses) which at any time or from time to time may be paid, incurred or suffered by the Indemnitees, with respect to or as a direct or indirect result of the violation by Borrower or any Guarantor of any Environmental Laws; or with respect to, or as a direct or indirect result of the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, properties owned or operated by Borrower and/or any Guarantor of any hazardous substances or any other hazardous or toxic waste, substance or constituent or other substance (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Environmental Laws); and the provisions of and undertakings and indemnification set out in this Section
11.4 shall survive the satisfaction and payment of the Obligations and the termination of this Agreement; provided that Borrower shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of that Indemnitee.

        11.5 General Indemnity. In addition to the payment of expenses pursuant to Section 11.3, whether or not the transactions contemplated hereby shall be consummated, Borrower hereby agrees to indemnify and pay Indemnitees and hold Indemnitees harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitees shall be designated a party thereto), that may be imposed on, incurred by or asserted against the Indemnitees, in any manner relating to or arising out of this Agreement, any of the other Loan Documents or any other agreement, document or instrument executed and delivered by Borrower or any other Obligor in connection herewith or therewith, the statements contained in any commitment letters delivered by the Agent or any of the Lenders, the agreement of any of the Lenders to make the Loans hereunder, the agreement of Lenders to issue the Letters of Credit hereunder or the use or intended use of the proceeds of any Loan hereunder (collectively, the "Indemnified Liabilities"); provided that Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. The provisions of the undertakings and indemnification set out in this Section
11.5 shall survive satisfaction and payment of the Obligations and the termination of this Agreement. No provision contained in this Section 11.5 shall affect any rights Borrower may have against any Lender which defaults under this Agreement or is intended to indemnify any such
Agent  or  Lender which defaults under this  Agreement  (but only such Agent or Lender that defaults under this Agreement) for any such Indemnified Liabilities arising from such defaulting Lender's action.

        11.6 Authority to Act. The Agent shall be entitled to act on any notices and instructions (telephonic or written) believed by the Agent in good faith to have been sent or delivered by any person identifying himself as Borrower's Representative, regardless of whether such notice or instruction was in fact delivered by such person, and Borrower hereby agrees to indemnify the Agent and hold the Agent harmless from and against any and all losses and expenses, if any, ensuing from any such action.

       11.7 Notices. Any notice, request, demand, consent, confirmation or other communication hereunder shall be in writing and delivered in person or sent by telecopy or registered or certified mail, return receipt requested and postage prepaid, to the applicable party at its address or telecopy number set forth on the signature pages hereof, or at such other address or telecopy number as any party hereto may designate as its address for communications hereunder by notice so given. Such notices shall be deemed effective on the day on which delivered or sent if delivered in person or sent by telecopy, or on the third (3rd) Business Day after the day on which mailed, if sent by registered or certified mail; provided, however, that notices to the Agent under
Section 3 shall not be effective until actually received by the Agent.

        11.8 Sharing of Payments. The Lenders agree among themselves that except as otherwise expressly set forth herein, in the event that any of the Lenders shall directly or indirectly obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, banker's lien or counterclaim, through the realization, collection, sale or liquidation of any collateral or otherwise) on account of or in respect of any of the Loans or other Obligations in excess of its Pro Rata Share of all such payments, such Lender(s) shall immediately purchase from the other Lender(s) participations in the Loans or other Obligations owed to such other Lender(s) in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that the Lenders share such payment ratably in accordance with their respective Pro Rata Shares of the outstanding Loans and other Obligations. (For purposes of clarification, the provisions of this Section
11.9 shall not apply to any payments relating to the Lenders' Pre-Petition Indebtedness). The Lenders further agree among themselves that if any such excess payment to a Lender shall be rescinded or must otherwise be restored, the other Lender(s) which shall have shared the benefit of such payment shall, by repurchase of participation theretofore sold, or otherwise, return its share of that benefit to the Lender whose payment shall have been rescinded or otherwise restored. Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in any of the Obligations, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff, banker's lien or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law any of the Lenders receives a secured claim in lieu of a setoff to which this Section 11.9 would apply, such Lender(s) shall, to the extent practicable, exercise their rights in respect of such secured claim in a manner consistent with the rights of the Lender(s) entitled under this Section 11.9 to share in the benefits of any recovery of such secured claim.

        11.9 Governing Law; Waiver of Jury Trial. This Agreement, the Notes, the Letter of Credit Application(s) and all of the other Loan Documents shall be governed by and construed in accordance with the internal laws of the State of Louisiana, the Bankruptcy Code, and United States federal maritime law, as applicable. THE LOAN PARTIES, THE AGENT AND THE LENDERS IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH BORROWER AND THE AGENT AND/OR ANY OF THE LENDERS ARE PARTIES RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS.

       11.10 Amendments and Waivers. Any provision of this Agreement, the Notes, the Letter of Credit Application(s) or any of the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower and the Required Lenders (and, if the rights or duties of the Agent in its capacity as Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all of the Lenders, (i) increase the Commitment of any Lender, (ii) reduce the principal amount of or rate of interest on any Loan or any fees hereunder or the amount for which Borrower or any Guarantor is obligated to reimburse Regions in respect of a drawing under a Letter of Credit, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any reimbursement obligation in respect of a drawing under a Letter of Credit, or any fees hereunder, (iv) change the Pro Rata Share of the Commitments or of the aggregate principal amount of Loans or Letters of Credit of any Lender, (v) change the number of Lenders which shall be required for the Lenders or any of them to take any action or obligations under this Section or under any other provision of this Agreement, (vi) release any Collateral
(including, without limitation, release of any Continuing Guarantee) other than pursuant to Section 10.2; (vii) postpone the scheduled expiration date of the Line of Credit Period or the Letter of Credit Period hereunder or extend the expiry date of a Letter of Credit beyond the Letter of Credit Period; or (viii) amend this Section 11.11.

        11.11 References; Headings for Convenience. Unless otherwise specified herein, all references herein to Section numbers refer to Section numbers of this Agreement, all references herein to Exhibits A, B, C and D refer to annexed Exhibits A, B, C and D which are hereby incorporated herein by reference and all references herein to Schedule 7.13 refer to annexed Schedule 7.13 which is hereby incorporated herein by reference. The Section headings are furnished for the convenience of the parties and are not to be considered in the construction or interpretation of this Agreement. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

       11.12  Successors and Assigns, Participations.

           (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or otherwise transfer any of its rights or delegate any of its obligations under this Agreement. Any Lender may sell participations in its Notes and its rights under this Agreement in whole or in part to any commercial Lender organized under the laws of the United States or Canada or any state or providence thereof without the consent of Borrower or the Agent so long as each agreement pursuant to which any such participation is granted provides that no such participant shall have any rights under this Agreement or any other Loan Document (the participants' rights against the Lender granting its participation to be those set forth in the Participation Agreement between the participant and such Lender), and such selling Lender shall retain the sole right to approve or disapprove any amendment, modification or waiver of any provision of this Agreement or any of the other Loan Documents. Each such participant shall be entitled to the benefits of the yield protection provisions hereof to the extent such Lender would have been so entitled had no such participation been sold.

           (b)  Any Lender which, in accordance with Section
11.13(a), grants a participation in any of its rights under this Agreement or its Notes shall give prompt notice thereof to the Agent and Borrower.

           (c) Unless otherwise agreed to by Borrower in writing, no Lender shall, as between Borrower and that Lender, be relieved of any of its obligations under this Agreement as a result of such Lender's granting of a participation in all or any part of such Lender's Notes or all or any part of such Lender's rights under this Agreement.

        11.13 Assignment Agreements. Each Lender may, from time to time with the consent of Borrower and Agent (which will not in any instance be unreasonably withheld), sell or assign a pro rata part of all of the indebtedness evidenced by the Notes then owed by it together with an equivalent proportion of its obligation to make Loans hereunder and the credit risk incidental to the Letters of Credit pursuant to an Assignment Agreement, in form and substance reasonably acceptable to Agent and Borrower, executed by the assignor and the assignee, which agreements shall specify in each instance the portion of the indebtedness evidenced by the Notes which is to be assigned to each such assignee and the portion of the Commitments of the assignor and the credit risk incidental to the Letters of Credit (which portions shall be equivalent) to be assumed by it (an "Assignment Agreement"); provided that (i) nothing herein contained shall restrict, or be deemed to require any consent as a condition to, or require payment of any fee in connection with, any sale, discount or pledge by any Lender of any Note or other obligation hereunder to a Federal reserve bank and
(ii) the consent of the Borrower shall not be required for assignments or sales to a Lender or any affiliate of a Lender. Upon the execution of each Assignment Agreement by the assignor and the assignee (i) such assignee shall thereupon become a "Lender" for all purposes of this Agreement with a Commitment in the amount set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Lender hereunder, (ii) the assignor shall have no further liability for funding the portion of its Commitments assumed by such other Lender and (iii) the address for notices to such Lender shall be as specified in the Assignment Agreement, and Borrower shall execute and deliver Notes to the assignee Lender in the amount of its
Commitments  and  new Notes to the assignor  Lender  in  the amount of its Commitments after giving effect to the reduction occasioned by such assignment, all such Notes to constitute "Notes" for all purposes of this Agreement, and there shall be paid to the Agent, as a condition to such assignment, an administration fee of $2,500 plus any out-of-pocket costs and expenses incurred by it in effecting such assignment, such fee to be paid by the assignor or the assignee as they may mutually agree, but under no circumstances shall any portion of such fee be payable by or charged to Borrower.

       11.14 Withholding Tax. At the time it becomes a party to this Agreement, each Lender that is organized under the laws of a jurisdiction outside the United States shall deliver to the Agent and Borrower either a valid and currently effective Internal Revenue Service Form 1001 or Form 4224 or, in the case of a bank claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent version thereof or successors thereto, (and if such bank delivers a Form W-8, a certificate representing that such bank is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of Borrower and is not a controlled foreign corporation related to Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Lender, establishing that payments relating to this Agreement are (i) not subject to United States Federal withholding tax under the Code because such payments are effectively connected with the conduct by such Lender of a trade or business in the United States or (ii) totally exempt from United States Federal withholding tax.

        11.15 Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Borrower may not assign or delegate any of its rights or obligations under this Agreement.

        11.16 NO ORAL AGREEMENTS, ENTIRE AGREEMENT. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT BORROWER, THE AGENT AND THE LENDERS FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENT REACHED BY BORROWER, THE AGENT AND THE LENDERS COVERING SUCH MATTERS ARE CONTAINED IN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, WHICH AGREEMENT AND OTHER LOAN DOCUMENTS ARE A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT AMONG BORROWER, THE AGENT AND THE LENDERS, EXCEPT AS BORROWER, THE AGENT AND THE LENDERS MAY LATER AGREE IN WRITING TO MODIFY THEM. THIS AGREEMENT EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS (ORAL OR WRITTEN) RELATING TO THE SUBJECT MATTER HEREOF.

       11.17 Severability. In the event any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

        11.18 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        11.19 Resurrection of the Obligations. To the extent that any of the Lenders receives any payment on account of any of the Obligations, and any such payment(s) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any contract, bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) received, the Obligations or part thereof intended to be satisfied and any and all Liens upon or pertaining to any Property or assets of Borrower and theretofore created and/or existing in favor of such Lender(s) as security for the payment of such Obligations shall be revived and continue in full force and effect, as if such payment(s) had not been received by such Lender(s) and applied on account of the Obligations.

       11.20 No Third Party Beneficiary. This Agreement is solely for the benefit of the parties and is not a stipulation for the benefit of any other Person except for any approved assignee of Borrower and any assignee of the Lenders.

         11.21 Independence of Covenants. All of the covenants contained in this Agreement and the other Loan
Documents shall be given independent effect so that if a particular action, event or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the provisions of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken, such event occurs or such condition exists.

        11.22 Confidentiality. The Agent and each of the Lenders shall keep confidential any information delivered, made available or otherwise conveyed by Borrower or any Guarantor in connection with this Agreement and the transactions contemplated hereby; provided that, the provisions of this Section 11.22 shall not be construed to prohibit Agent or any Lender from disclosing any information to (i) Agent or any Lender (or any attorneys, agents or consultants of Agent or any Lender), (ii) any participant or assignee or prospective participant or assignee of any
Lender (so long as such participant or assignee or prospective participant or assignee agrees to be bound by the provisions of this Section 11.22), (iii) any affiliate of Agent or any Lender or (iv) any Person as required by law, regulation or court order. Notwithstanding anything to the contrary herein, the Borrower agrees to EDC's disclosure, following the Effective Date, of the following information: the name of the Borrower, the EDC financial service provided and the date of related agreement, the amount of EDC support in an approximate dollar range, and the name of the Exporter.

        11.23 Conflicting Provisions. In the event any of the terms and provisions of this Agreement conflict with any terms and provisions contained in any other Loan Document, the terms and provisions of this Agreement shall govern provided that, nothing in this Agreement shall be construed to limit the Property encumbered by the Loan Documents.


           IN WITNESS WHEREOF, Borrower, the Guarantors (as to those representations, warranties and covenants to which they are obligated in this Agreement), the Agent and the Lenders have executed this Credit Agreement effective as of the date first written above.

                           TORCH OFFSHORE, INC.


                         By:  /s/ Robert E. Fulton
                              --------------------
                              Name:
                              Title:
                              401 Whitney Avenue,Suite 400
                              Gretna, Louisiana 70056
                              Telecopy number:(504)367-7075

                           TORCH OFFSHORE, L.L.C.


                         By:  /s/ Robert E. Fulton
                              --------------------
                              Name:
                              Its Manager
                              401 Whitney Avenue,Suite 400
                              Gretna, Louisiana 70056
                              Telecopy number:(504)367-7075


                            TORCH EXPRESS, L.L.C.


                         By:  /s/ Robert E. Fulton
                              --------------------
                              Name:
                              Its Manager
                              401 Whitney Avenue,Suite 400
                              Gretna, Louisiana 70056
                              Telecopy number:(504)367-7075


                            REGIONS BANK
Share of the
Line of Credit Commitment:    $3,450,000.00

                                By: /s/ Mike J. Paternostro
                                    -----------------------
                                   Mike J. Paternostro
                                   Senior Vice President
                                   301 St. Charles Avenue
                                   New Orleans, LA 70130
                                   Telecopier:(504)584-1347


                       EXPORT DEVELOPMENT CANADA
Share of the
Line of Credit Commitment:    $3,450,000.00

                                By: /s/ Sean Mitchell
                                    ------------------
                                   Sean Mitchell
                                   Manager Special Risks

                                By: /s/ Bruce Dunlop
                                    -----------------
                                   Bruce Dunlop
                                   Portfolio Manager

                                   151 O'Connor
                                   Ottawa, Canada K1A1K3
                                   (Telecopier:(613)598-3186

                          EXHIBIT A

                 FORM OF LINE OF CREDIT NOTE

                          EXHIBIT B

                 FORM OF CONTINUING GUARANTEE

                          EXHIBIT C

                    FORM OF INTERIM ORDER

                          EXHIBIT D

                 FORM OF SECURITY AGREEMENT

                        SCHEDULE 1.1A

     [INSERT RESULTS OF MARITIME AND UCC LIEN SEARCHES]